Exhibit (k)(5)
EXECUTION COPY

AMENDED AND RESTATED
REVOLVING CREDIT AND SECURITY AGREEMENT
among
HIGHLAND FLOATING RATE ADVANTAGE FUND,
as Borrower
THE CONDUIT LENDERS FROM TIME TO TIME
PARTY HERETO
THE SECONDARY LENDERS FROM TIME TO TIME
PARTY HERETO
THE MANAGING AGENTS FROM TIME TO TIME
PARTY HERETO
and
THE BANK OF NOVA SCOTIA,
ACTING THROUGH ITS NEW YORK AGENCY,
as Agent
Dated as of October 7, 2008

i

ii

SCHEDULES

Schedule I	Certain Advance Rates
Schedule II	Form of Investor Report
Schedule III	Form of Weekly Portfolio Report
Schedule IV	Industry Classification Criteria
Schedule V	Scope of Audit
Schedule VI	[Reserved]
Schedule VII	Principal Office
Schedule VIII	Foreign Currency Advance Rates
Schedule IX	Notice Information
Schedule X	Lender Groups
Schedule XI	Account Information

EXHIBITS

EXHIBIT A	Form of Advance Note (if requested)
EXHIBIT B	Form of Notice of Borrowing
EXHIBIT C	Reserved
EXHIBIT D	Form of Notice of Prepayment
EXHIBIT E	Perfection Representations, Warranties and Covenants
EXHIBIT F	Form of Joinder Agreement

iii

AMENDED AND RESTATED
REVOLVING CREDIT AND SECURITY AGREEMENT
          AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of October 7, 2008, among the Conduit Lenders (as hereinafter defined) from time to time party hereto, the Secondary Lenders (as hereinafter defined) from time to time party hereto, the Managing Agents (as hereinafter defined) from time to time party hereto, THE BANK OF NOVA SCOTIA, ACTING THROUGH ITS NEW YORK AGENCY, as agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Agent”), and HIGHLAND FLOATING RATE ADVANTAGE FUND, a Delaware statutory trust (together with its permitted successors and assigns, the “Borrower”).
W I T N E S S E T H:
          WHEREAS, the Borrower, the Conduit Lenders, the Secondary Lenders and the Agent are parties to that certain Revolving Credit and Security Agreement, dated as of October 12, 2006 (as heretofore amended, the “Existing Credit Agreement”); and
          WHEREAS, the parties wish to amend and restate the Existing Credit Agreement in its entirety;
          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree that the Existing Credit Agreement shall be amended and restated in its entirety as of the date hereof as follows:
ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION
          SECTION 1.01. Definitions.
          As used in this Agreement, the following terms shall have the meanings indicated:
          “Adjusted Asset Value” means in respect of any Borrowing Base Eligible Asset, as of any date of determination, an amount equal to the product of (i) the Asset Value of such Borrowing Base Eligible Asset as of such date, and (ii) the applicable Advance Rate for such Borrowing Base Eligible Asset.
          “Advance” means each loan made by a Lender or Secondary Lender to the Borrower pursuant to Article II, provided that if any Conduit Lender assigns a portion of any Advance made by it pursuant to an Asset Purchase Agreement or otherwise or any Secondary Lender assigns a portion of any outstanding Advance made by it pursuant to an Assignment and Acceptance, the portion of such Advance retained by such Conduit Lender or Secondary Lender, as the case may be, and the portion of such Advance acquired by such assignee shall each be deemed to constitute separate Advances which were made on the same Borrowing Date for purposes of this Agreement.

          “Advance Note” means each promissory note, if any, issued by the Borrower to a Conduit Lender or a Secondary Lender in accordance with the provisions of Section 2.03, substantially in the form of Exhibit A hereto, as the same may from time to time be amended, supplemented, waived or modified.
          “Advance Rate” means (a) in respect of Cash, 100%, (b) in respect of Eligible Government Securities, Eligible Money Market Investments and Eligible Repurchase Agreements, (i) if such Asset has a next-day maturity, 100% and (ii) otherwise, (A) if such Asset is rated by S&P, 90% or (B) if such Asset is not rated by S&P, 89%, (c) in respect of Eligible Commercial Paper Notes, 96.6%, (d) in respect of Class A Loan Assets, 75%, (e) in respect of Class B Loan Assets, 69%, (f) in respect of Class C Loan Assets, 48%, (g) in respect of Class D Loan Assets, 37%, (h) in respect of any Senior Unsecured Loan Asset, the Advance Rate determined according to Schedule I hereto; provided, that in the case of any Foreign Currency Asset, the Advance Rate with respect to such Asset shall be the product of (A)(1) the rate determined in accordance with the foregoing sentence minus (2) 5.0% multiplied by (B)(1) if such Foreign Currency Asset is subject to a currency hedge reasonably satisfactory to the Agent, 100% (2) if such Foreign Currency Asset is not subject to such a currency hedge but is denominated or payable in a currency specified on Schedule VIII hereto, the foreign currency Advance Rate specified with respect to such currency on Schedule VIII hereto and (3) otherwise, zero.
          “Advantage Data” means the secondary market bond pricing service maintained by Advantage Data Inc.
          “Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties in favor of any other Person, other than in the case of the Borrower, Permitted Liens.
          “Adviser” means Highland Capital or any replacement investment adviser appointed for the Borrower in accordance with this Agreement.
          “Advisory Agreement” means the Investment Advisory Agreement, dated as of December 31, 2007, between Highland Capital and the Borrower, as the same may be amended, supplemented, waived or modified as permitted under this Agreement, including any replacement investment management agreement between the Borrower and the Adviser or any successor Adviser, in each case, permitted under this Agreement.
          “Affected Person” means each Managing Agent, each Lender, each Secondary Lender, any other entity which enters into a commitment to make or purchase any Advance or any interest therein or to provide any liquidity or credit enhancement to any Conduit Lender, and any of their respective Affiliates, any corporation controlling any Managing Agent, any Lender or any Secondary Lender and any permitted assignee or participant of any Managing Agent, any Lender or any Secondary Lender.
          “Affiliate” means, in respect of a referenced Person, (a) another Person controlling, controlled by or under common control with such referenced Person (which in the case of any Conduit Lender and any Managing Agent shall also include any entity which is a special purpose entity that issues promissory notes and has a relationship to such Managing Agent comparable to that of such Conduit Lender) or (b) any officer (exclusive of a “ministerial officer” with no authority to bind a Person), director of or partner in the referenced Person. The terms “control,” “controlling,” “controlled” and the like mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.
          “Agent” shall have the meaning assigned to such term in the introduction to this Agreement.
          “Aggregate Custodian’s Advance Amount” means the sum of (i) the aggregate unpaid Dollar amount of all outstanding Custodian’s Overdraft Advances of cash, (ii) the aggregate Asset Value of all Custodian’s Overdraft Advances of securities to the extent not reimbursed by the Borrower, in the case of clauses (i) and (ii) above, to the extent not incurred to pay any fee or expense owing to the Custodian (as securities intermediary, collateral agent, Custodian or otherwise), and (iii) the accrued and unpaid interest, if any, on the amounts set forth in clauses (i) and (ii) above.
          “Agreement” means this Revolving Credit and Security Agreement, as the same may from time to time be amended, supplemented, waived or modified.
          “Alternate Base Rate” means in respect of any Advance for any Settlement Period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the sum of (i) the Applicable Margin plus (ii) the highest of (a) the Base Rate for such Advance and (b) one-half of one percent (0.5%) per annum above the Federal Funds Rate.
          “Applicable Account” means (i) with respect to each Conduit Lender, the account listed beneath such Conduit Lender’s name on Schedule XI hereto or specified in the Assignment and Acceptance or Joinder Agreement pursuant to which such Conduit Lender became a party hereto, or such other account as such Conduit Lender shall designate in writing to the Borrower, the Agent and its respective Managing Agent or (ii) with respect to any Secondary Lender or Managing Agent, the Managing Agent’s Account with respect to the applicable Managing Agent.
          “Applicable Law” means any Law of any Authority, including, without limitation, all Federal, state and provincial banking or securities laws, to which the Person in question is subject or by which it or any of its property is bound.
          “Applicable Margin” means, with respect to the Eurodollar Rate, 1.50% per annum and with respect to the Alternate Base Rate, 1.00% per annum.
          “Asset Coverage Test” means, as of any date of determination, the Borrower’s “senior securities representing indebtedness” (as defined in Section 18(g) of the Investment Company Act) have “asset coverage” (as defined in Section 18(h) of the Investment Company Act) of at least 300%, computed on such date of determination regardless of whether or not dividends or distributions are being made on such date, or whether Debt is being incurred on such date, as if each outstanding Advance constituted a “senior security” without regard to whether such Advance is a loan for “temporary purposes” or otherwise excludable from the definition of “senior securities” under Section 18(g) of the Investment Company Act.
          “Asset Purchase Agreement” means an Asset Purchase Agreement or similar agreement entered into by a Conduit Lender with a group of financial institutions in connection with this Agreement.
          “Assets” means a collective reference to all items which would be classified as an “asset” on the balance sheet of the Borrower in accordance with GAAP.
          “Asset Value” means, as of any day of determination (a) in respect of Cash, the amount of such Cash, and (b) in respect of any other Asset, the Value of such Asset computed in the manner as such Value is required to be computed by the Borrower in accordance with valuation procedures adopted by the Borrower’s Board of Directors, as from time to time in effect, and in accordance with Applicable Law, including without limitation, the rules, regulations and interpretations of the SEC under the Investment Company Act; provided, that (i) the Asset Value of any Asset shall be net of the Borrower’s liabilities relating thereto, including without limitation all of the Borrower’s obligations to pay any unpaid portion of the purchase price thereof, (ii) the Asset Value of any Eligible Repurchase Agreement shall be determined by the cost plus accrued interest and (iii) when calculating the “Asset Value” of any Asset the Borrower shall calculate such value in good faith using one of the following procedures: (A) a quotation received from a Pricing Service, (B) the average of three quotations received from independent dealers making a market in such security (or, if only two such quotes are available, the lower of such quotes) (at least one of which quotations must be in writing) or (C) the last closing price thereof established on a public trading market; provided, further, that for any Asset for which independent reliable market quotations (which may consist of only an independent dealer quotation) are not available (or which is not otherwise valued for the Borrower by a Pricing Service), the Asset Value of such Asset shall be deemed zero for purposes of this definition.
          “Assignee Rate” means, in respect of any Advance made by a Secondary Lender, acquired by a Lender (other than any Conduit Lender) or funded by the Conduit Lender through participations, an interest rate per annum equal to the sum of the Applicable Margin plus the Eurodollar Rate for the applicable Settlement Period; provided, however, that in case of:
          (i) any Advance with respect to which, on or prior to the first day of the related Settlement Period, a Lender (other than any Conduit Lender) or Secondary Lender shall have notified its related Managing Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or Secondary Lender to fund such Advance at the Assignee Rate set forth above, the “Assignee Rate” applicable to such Advance shall be an interest rate per annum equal to the Alternate Base Rate until the date two Business Days after such Lender or such Secondary Lender shall have subsequently notified such Managing Agent that such circumstances no longer exist;

          (ii) any Advance previously funded by any Conduit Lender through the issuance of promissory notes and with respect to which its related Managing Agent receives notice that such Advance has ceased to be so funded by such Conduit Lender, for a period of two Business Days following receipt of such notice the “Assignee Rate” applicable to such Advance shall be an interest rate per annum equal to the Alternate Base Rate; and
          (iii) any Advance that is less than $500,000, the “Assignee Rate” applicable to such Advance shall be an interest rate per annum equal to the Alternate Base Rate.
          “Assignment and Acceptance” means an Assignment and Acceptance in form and substance reasonably acceptable to the Agent.
          “Authority” means any governmental or quasi-governmental authority (including the National Association of Securities Dealers, the stock exchanges, the SEC and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic), whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any Federal, state, provincial, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.
          “Base Rate” means, for any day with respect to any Advance made by any Lender or Secondary Lender, the rate of interest in effect for such day as publicly announced from time to time by the related Managing Agent at its Principal Office as its “reference rate.” Such “reference rate” is set by such Managing Agent based upon various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.
          “Benefit Arrangement” means an employee benefit plan within the meaning of Section 3(3) of ERISA which is subject to the provisions of Title I of ERISA and is not a Plan or a Multiemployer Plan.
          “BNS” means The Bank of Nova Scotia, acting through its New York Agency, and its successors.
          “Bond Asset” means any Asset that is a direct interest in a corporate bond obligation.
          “Borrower” shall have the meaning assigned to such term in the introduction to this Agreement.
          “Borrower Obligations” means all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party or any Affected Person under or in connection with this Agreement or any other Program Document, including without limitation, all amounts payable by the Borrower in respect of the Advances, with interest thereon, and the amounts payable under Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.11, 2.12, 2.13, 7.04(b), 9.03 and 9.04 of this Agreement.
          “Borrower’s Account” means the account designated Account No. 340120845684 and ABA No. 031000053 maintained with PFPC or such other account as the Borrower shall designate in writing to the Agent.
          “Borrowing Base” means on the date any determination thereof is made, an amount equal to (i) the aggregate Adjusted Asset Value of all Eligible Collateral as of such date of determination in which the Agent has a valid and perfected first priority security interest free and clear of Adverse Claims, minus (ii) the Borrowing Base Excess Amount as of such date of determination.
          “Borrowing Base Eligible Asset” means Cash, any Eligible Money Market Investment, any Eligible Loan Asset, any Eligible Commercial Paper Note, any Eligible Repurchase Agreement and any Eligible Government Security (including, without limitation, any such Asset constituting a Foreign Asset) which the Borrower is permitted to purchase in accordance with the Investment Policies and Restrictions which are free and clear of all Adverse Claims; provided, that such Asset (a) does not constitute (i) a Derivatives Transaction, an Illiquid Asset, or a Foreign Security System Asset or (ii) an Asset which is the subject of a reverse repurchase agreement, dollar roll, short sale, call option, securities lending transaction or other Derivatives Transaction (other than Derivatives Transactions entered into solely to protect against interest rate or currency risk which have not been entered into for speculative purposes), including, without limitation, any cash or other Asset maintained in a segregated account with the Custodian relating to any outstanding securities lending transaction, reverse repurchase agreement, put option or other Derivatives Transaction entered into by the Borrower or any cash or Asset subject to a Lien described in clause (viii) of the definition of Permitted Lien; (b) except with respect to Eligible Loan Assets and Cash, has an industry CUSIP, SEDOL or ISIN number that has been provided to the Custodian, (c) is not committed to a repurchase of shares pursuant to Rule 23c-3(b)(10) under the Investment Company Act and (d) is not an Emerging Market Asset.
          “Borrowing Base Excess Amount” means as of any date any determination thereof is made, an amount equal to the sum (without duplication) of:
     (i) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral (other than Cash and Eligible Government Securities) issued or Guaranteed by or owing from any Person (together with all Affiliates of such Person), exceeds four percent (4%) of the aggregate Adjusted Asset Value of all Eligible Collateral;
     (ii) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral issued or Guaranteed by or owing from one or more Persons in a single Industry Class, exceeds seventeen and one half percent (17.5%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

     (iii) [Intentionally Omitted];
     (iv) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Foreign Assets exceeds twenty percent (20%) of the aggregate Adjusted Asset Value of all Eligible Collateral;
     (v) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Foreign Assets relating to Obligors in any single Developed Market (other than the United States of America) exceeds fifteen percent (15%) of the aggregate Adjusted Asset Value of all Eligible Collateral;
     (vi) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Distressed Loan Assets exceeds fifteen percent (15%) of the aggregate Adjusted Asset Value of all Eligible Collateral;
     (vii) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Eligible Loan Assets which have a scheduled final maturity date later than the tenth 10th anniversary of the Origination Date, exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;
     (viii) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Participation Interests exceeds two and one-half percent (2.5%) of the aggregate Adjusted Asset Value of all Eligible Collateral;
     (ix) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Foreign Currency Assets exceeds twenty percent (20%) of the aggregate Adjusted Asset Value of all Eligible Collateral; and
     (x) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Senior Unsecured Loan Assets exceeds fifteen percent (15%) of the aggregate Adjusted Asset Value of all Eligible Collateral.
          “Borrowing Base Test” means as of any date of determination that the Borrowing Base shall be equal to or greater than Credits Outstanding.
          “Borrowing Date” shall have the meaning assigned to such term in Section 2.02.
          “Business Day” means any day on which (i) banks are not authorized or required to close in New York, New York, Philadelphia, Pennsylvania or Toronto, Ontario or the New York Stock Exchange is not authorized or required to close, and (ii) if this definition of “Business Day” is utilized in connection with a Eurodollar Rate Advance, dealings in dollar deposits are carried out in the London interbank market.

          “Cash” means United States Dollars immediately available on the day in question and credited to the Collateral Account.
          “Class A Loan Asset” means as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Senior Secured Loan Asset, (ii) is not a Distressed Loan Asset, and (iii) has an Asset Value which is greater than ninety percent (90%) of its par value as of such date of determination.
          “Class B Loan Asset” means as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Senior Secured Loan Asset, (ii) is not a Distressed Loan Asset, and (iii) has an Asset Value which is equal to or less than ninety percent (90%) of its par value as of such date of determination.
          “Class C Loan Asset” means as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Senior Secured Loan Asset, (ii) is a Distressed Loan Asset, and (iii) has an Asset Value which is greater than eighty-five percent (85%) of its par value as of such date of determination.
          “Class D Loan Asset” means as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Senior Secured Loan Asset, (ii) is a Distressed Loan Asset, and (iii) has an Asset Value which is equal to or less than eighty-five percent (85%) of its par value as of such date of determination.
          “Closing Date” means October 12, 2006.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
          “Collateral Account” shall have the meaning assigned to such term in the Control Agreement.
          “Conduit Lender” means a Person identified as a “Conduit Lender” on Schedule X hereto or any Person that becomes a party hereto as a “Conduit Lender” pursuant to an Assignment and Acceptance or a Joinder Agreement, and their respective successors and permitted assigns.
          “Control Agreement” means the Control Agreement dated as of the Closing Date among the Borrower, the Agent and PFPC, as the same may from time to time be amended, supplemented, waived or modified.
          “CP Rate” for each day during a Settlement Period for any Advance means to the extent any Conduit Lender funds such Advance on such day by issuing promissory notes, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Conduit Lender from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those promissory notes issued by such Conduit Lender that are allocated, in whole or in part, by such Conduit Lender to fund the making or maintenance of such Advance on such day during such Settlement Period as determined by such Conduit Lender and reported to the Borrower, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by such Conduit Lender; provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such day such Conduit Lender shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.
          “Credits Outstanding” means at any time a determination thereof is made, an amount equal to the sum of (i) the outstanding principal amount of all Advances, plus (ii) any unpaid and past due Yield accrued on the outstanding Advances, plus (iii) the Yield that would accrue on the aggregate outstanding principal amount of the Advances through the sixty (60) day period following such date of determination, computed by reference to the Assignee Rate based upon the applicable Eurodollar Rates plus the Applicable Margin for a thirty (30) day period in effect as of the time of determination, plus (iv) the Aggregate Custodian’s Advance Amount plus (v) $150,000 plus (vi) an amount equal to the obligations of the Borrower described in clauses (ii), (iii), (iv), (v), (vi) and (vii) of the definition of “Permitted Debt” (including, without limitation, amounts owing to the Adviser under the Advisory Agreement and Permitted Expenses) reasonably expected to be incurred by the Borrower during the thirty (30) day period following such date of determination, plus (vii) with respect to any Quarterly Share Repurchase, commencing on the Repurchase Offer Date with respect to such Quarterly Share Repurchase through the consummation of such Quarterly Share Repurchase, the Repurchase Offer Amount of such Quarterly Share Repurchase.
          “Custodial Agreement” means the Custodian Services Agreement, dated as of October 18, 2004, between the Borrower and PFPC, as the same may from time to time be amended, restated, supplemented, waived or modified as permitted under the Program Documents.
          “Custodian” means PFPC, as custodian under the Custodial Agreement and as securities intermediary under the Control Agreement, and its permitted successors and assigns in such capacities.
          “Custodian’s Overdraft Advance” means any advance of cash, assets or securities by the Custodian pursuant to or in connection with the Custodial Agreement.
          “Debt” means with respect to any Person, at any date, without duplication, (i) all “senior securities representing indebtedness” (as defined in Sections 18(g) and 61(a)(4) of the Investment Company Act), (ii) all obligations of such Person for borrowed money, including without limitation, all obligations of such Person which are evidenced by letters of credit or letter of credit reimbursement arrangements, (iii) all obligations of such Person evidenced by bonds, debentures, notes, acceptances or other similar instruments, (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vii) payment obligations, fixed or contingent, under investment, financial derivative or similar contracts (other than covered short sales), (viii) all Debt of others Guaranteed by such Person, and (ix) to the extent not otherwise included, all items which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of such Person’s balance sheet.

          “Declaration of Trust” means that certain Agreement and Declaration of Trust of the Borrower, dated as of November 26, 2007, as the same may from time to time be amended, restated, supplemented, waived or modified as permitted under the Program Documents.
          “Default” means any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.
          “Derivatives Transaction” means any financial futures contract, option, forward contract, warrant, swap, swaption, collar, floor, cap, synthetic security and any other agreement, instrument and derivative and other transactions of a similar nature (whether currency linked, index linked, insurance risk linked, credit linked or otherwise) or any other financial instrument, traded on or off an exchange, the price of which is directly dependent upon the value of one or more underlying securities, equity indices, debt instruments (including Loan Assets), commodities, other derivative instruments, or any agreed upon pricing index or arrangement; provided, that a Structured Finance Asset shall not constitute a Derivatives Transaction.
          “Developed Market” means any country which is a member of the Organization for Economic Cooperation and Development and which has a sovereign credit rating for “foreign currency” of at least “AA-” and “Aa3” from S&P and Moody’s, respectively.
          “Developed Market Asset” means any Foreign Asset issued or Guaranteed by any Person organized under the laws of a Developed Market, and, in the case of any Loan Asset, the Obligor of which is organized under the laws of a Developed Market.
          “DIP Loan Asset” means a Loan Asset with respect to which (i) the Obligor is a debtor in possession under the Bankruptcy Code and (ii) the related loan was incurred by such Obligor and secured by assets of such Obligor pursuant to Section 364(d) of the Bankruptcy Code.
          “Distressed Loan Asset” means, as of any date of determination, a Loan Asset (a) the Obligor of which is the subject of a bankruptcy, insolvency, liquidation or other similar proceedings, (b) which is in default beyond the applicable grace period, if any, as to payment of principal or interest, (c) which is otherwise classified by the Adviser or the Borrower as “distressed” or “non-performing,” (d) in respect of which the related Obligor is rated less than “Ca” by Moody’s or less than “CC” by S&P or which, if unrated, is in the reasonable judgment of the Adviser of equivalent credit quality or (e) in respect of which there is a default or a breach of a material provision under the related Loan Documents or a “default” or “event of default” has occurred and is continuing under the related Loan Documents; provided, that any such Loan Asset that (i) has an Asset Value which is greater than eighty percent (80%) of its par value as of such date of determination and (ii) is not in default beyond any applicable grace period as to payment of interest shall not constitute a Distressed Loan Asset and shall constitute a Class B Loan Asset for all purposes hereunder.
          “Dollars” and “$” mean lawful money of the United States of America.
          “Eligible Assignee” means a Person whose short-term rating is at least A-1 from S&P and P-1 from Moody’s, or whose obligations under this Agreement are guaranteed by a Person whose short-term rating is at least A-1 from S&P and P-1 from Moody’s, and if such

Person will become a Secondary Lender for a Conduit Lender, who is approved by such Conduit Lender (such approval not be unreasonably withheld).
          “Eligible Collateral” means at any time the Pledged Collateral which constitutes Borrowing Base Eligible Assets.
          “EJV” means the secondary market fixed income securities pricing service database maintained by Reuters.
          “Eligible Commercial Paper Note” means a promissory note (i) issued in the commercial paper market by an obligor having its principal office in the United States of America, having a maturity of not more than 270 days and which (a) is rated at least “A-1+” by S&P and at least “P-1” by Moody’s, (ii) custodied with the Custodian or a sub-custodian pursuant to the Custodial Agreement, (iii) subject to the Custodian’s control in accordance with the Control Agreement, (iv) credited to the Collateral Account, and (v) in respect of which all actions have been taken under this Agreement and the Control Agreement to create and perfect in the Agent, for the benefit of the Secured Parties, a first priority perfected security interest.
          “Eligible Government Securities” means direct obligations of the United States of America or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States of America and that, other than treasury bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption and are held in an account maintained by the Custodian and in respect of which all actions have been taken under this Agreement and the Control Agreement to create and perfect in the Agent, for the benefit of the Secured Parties, a first priority perfected security interest.
          “Eligible Loan Asset” at any time means a Loan Asset:
          (i) with respect to which the interest payable on the principal amount thereof by the related Obligor is payable in cash;
          (ii) in respect of which the Borrower’s interest is not a subparticipation;
          (iii) which has a scheduled final maturity date no later than the twelfth (12th) anniversary after the related Origination Date;
          (iv) with respect to which the interest payable on the principal amount thereof is calculated by reference to a Floating Rate;
          (v) which constitutes a Senior Secured Loan Asset or Senior Unsecured Loan Asset;
          (vi) which is part of a syndicated credit facility with an aggregate outstanding principal amount of all loans under such facility on the Origination Date of such Loan Asset which is at least equal to $50,000,000;

          (vii) which relates to Loan Documents in which the Borrower’s interest (direct or participating) in the aggregate outstanding principal amount of all loans thereunder is no greater than thirty-three and one-third percent (33.33%);
          (viii) in respect of which the related Loan Documents are not subject to any confidentiality arrangement which would preclude the Agent from reviewing such Loan Documents;
          (ix) in which the Borrower’s interest in all collateral security therefor and principal and interest payments thereunder is no less than pro rata and pari passu with all other lenders under (or participants in) the related credit facility;
          (x) in respect of which, if the Borrower’s interest therein is that of a participant, the credit rating of the related Selling Institution is no less than “A-” from S&P and “A3” from Moody’s;
          (xi) the pledge of which under Article VII of this Agreement, would not conflict with or constitute a default under or be prohibited by any anti assignment or other provisions contained in the related Loan Documents, except for anti-assignment provisions rendered ineffective by Applicable Law; and
          (xii) in respect of which the credit rating of the related Transaction Agent or its controlling Affiliate is no less than “A-” from S&P or “A3” from Moody’s;
          “Eligible Money Market Investment” means an investment in a money market fund having a rating of “AAAm” or “AAAm-g” from S&P and a rating of “MR1+” from Moody’s and held in an account maintained by the Custodian and in respect of which all actions have been taken under this Agreement and the Control Agreement to create and perfect in the Agent, for the benefit of the Secured Parties, a first priority perfected security interest.
          “Eligible Repurchase Agreement” means a repurchase agreement with a maturity of less than five (5) days with respect to which the Borrower has purchased the investment which is the subject of such repurchase agreement for cash, entered into by the Borrower with a third party whose short term debt instruments are rated “A-1” or “A-1+” by S&P and “P-1” by Moody’s and held in an account maintained by the Custodian and in respect of which all actions have been taken under this Agreement and the Control Agreement to create and perfect in the Agent, for the benefit of the Secured Parties, a first priority perfected security interest.
          “E-Mail Report” shall have the meaning assigned to such term in Section 9.15.
          “Emerging Market Asset” means any Foreign Asset that is not a Developed Market Asset.
          “Equity Securities” means common and preferred stock and securities that are convertible into common or preferred stock, including, without limitation, common stock purchase warrants and rights, equity interests in trusts, partnerships, joint ventures or similar enterprises and depositary receipts.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
          “ERISA Affiliate” means, with respect to any Person, any other Person under common control with such Person within the meaning of Section 414(b), (c), (m) or (o) of the Code.
          “Eurocurrency Liabilities” shall have the meaning assigned to such term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
          “Eurodollar Additional Yield” means additional Yield on the outstanding principal of each Advance during the Settlement Period in respect of such Advance in respect of which Yield is computed by reference to the Eurodollar Rate, for such Settlement Period, at a rate per annum equal at all times during such Settlement Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Settlement Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to one-hundred percent (100%) minus the Eurodollar Rate Reserve Percentage of the applicable Lender or Secondary Lender, as the case may be, for such Settlement Period.
          “Eurodollar Rate” means, for any Eurodollar Rate Advance for any Settlement Period, the interest rate per annum shown on the display designated as “LIBOR01” on the Reuters Money 3000 Service for a period equal to such Settlement Period as of 11:00 A.M., London time, two Business Days prior to the first day of such Settlement Period or (b) with respect to each day during a Settlement Period, the rate per annum shown on the display designated as “LIBOR01” on the Reuters Money 3000 Service for the relevant Settlement Period as of 11:00 A.M., London time, on such day, or if such day is not a Business Day, on the immediately preceding Business Day; provided that in the event no such rate is shown, the Eurodollar Rate shall be determined by reference to such other comparable available service for displaying eurodollar rates as may be reasonably selected by the Agent; provided further that in the event no such service is available, the Eurodollar Rate shall be the rate per annum at which deposits in Dollars are offered by the principal office of BNS in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two (2) Business Days before the first day of such Settlement Period in an amount substantially equal to the outstanding principal amount of such Eurodollar Rate Advance on such first day and for a period substantially equal to such Settlement Period.
          “Eurodollar Rate Advance” means an Advance the Yield on which is computed with reference to the Eurodollar Rate.
          “Eurodollar Rate Reserve Percentage” for any Settlement Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Settlement Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Settlement Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a

Lender or any Secondary Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term comparable to such Settlement Period.
          “Event of Default” means any of the events, acts or occurrences set forth in Section 6.01.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.
          “Excluded Taxes” means with respect to any Person (a) income, franchise or similar Taxes imposed on (or measured by) its net income or net profits by the United States of America, or by the jurisdiction under the laws of which such recipient is organized, in which its principal office is located or in which it is otherwise doing business or, in the case of any Secured Party, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (c) any withholding Tax that is imposed on amounts payable to such Person at the time such Person becomes a party to this Agreement (or designates a new lending office), except to the extent that such Person (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower pursuant to Section 9.03(a) and (d) Taxes, to the extent the imposition of such Taxes is attributable to such Person’s failure to comply with Section 9.03(e) or any Taxes imposed as a result of such Person’s gross negligence or willful misconduct.
          “Existing Credit Agreement” shall have the meaning assigned to such term in the Recitals hereto.
          “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by BNS from three Federal funds brokers of recognized standing selected by it.
          “Fee Letter” means that certain amended and restated letter agreement dated the date hereof between the Borrower and the Agent, as the same may from time to time be amended, supplemented, waived or modified.
          “Floating Rate” means an interest rate calculated by reference to the prime rate, the London interbank offered rate, the certificate of deposit rate, the federal funds rate or any other per annum rate commonly referred to in the United States of America banking industry as a “floating rate”.

          “Foreign Asset” means any Asset issued or Guaranteed by any Person organized under the laws of any country other than the United States of America and, in the case of any Loan Asset, the Obligor of which is organized under the laws of any country other than the United States of America.
          “Foreign Currency Asset” means any Asset which is denominated or payable in a currency other than Dollars.
          “Foreign Security System Asset” means an Asset held by a sub-custodian of the Custodian which is not located in the United States of America.
          “GAAP” means generally accepted accounting principles in the United States of America, in effect from time to time, consistently applied.
          “Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.
          “Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing with all Authorities.
          “Group Advance Limit” means, for each Lender Group, the sum of the Secondary Lender Commitments of the Secondary Lenders in such Lender Group.
          “Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
          “Highland Capital” means Highland Capital Management, L.P., a Delaware limited partnership, and its successors.
          “Illiquid Asset” means as of any date, any Asset (i) for which there is no established public or private institutional trading market, such that such Asset may be reasonably expected to be sold in such market within fourteen (14) days in the ordinary course of business at a price approximating the Asset Value of such Asset on such date subject only to fluctuations in the market price therefor, (ii) the fair market value of which is not readily ascertainable from recognized independent sources in the market for such Assets or (iii) otherwise classified as an “illiquid security” by the Borrower or the Adviser.

          “Indemnified Taxes” means all Taxes other than Excluded Taxes and Other Taxes.
          “Industry Class” means each industry class determined by the Adviser based upon the criteria set forth on Schedule IV hereto, as such Schedule IV may be amended and supplemented from time to time with the prior written consent of the Agent.
          “Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.
          “Investment Policies and Restrictions” means the provisions dealing with investment objectives, policies, distributions, investment restrictions, tender offers, repurchases, leverage and non-diversified status as set forth in the Borrower’s Prospectus in effect on the Restatement Effective Date as modified as permitted under this Agreement.
          “Investor Report” means the Investor Report of the Borrower substantially in the form of Schedule II hereto.
          “Joinder Agreement” means a joinder agreement substantially in the form set forth in Exhibit F hereto pursuant to which a new Lender Group becomes party to this Agreement.
          “Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority, or any particular section, part or provision thereof.
          “Lender” means a Conduit Lender or any Person which acquires or is obligated to acquire any interest in any Advance from a Conduit Lender under any Asset Purchase Agreement.
          “Lender Group” means any group consisting of one or more Conduit Lenders, the related Secondary Lenders and their related Managing Agent.
          “Lender Termination Date” means the date which is the earlier to occur of (i) the Secondary Lender Stated Expiration Date, and (ii) the date on which the Total Commitment is reduced to zero or terminated pursuant to the terms hereof, including, without limitation, pursuant to Section 2.10 or Section 6.01.
          “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction).
          “Liquidation Fee” means, in respect of any Advance for any Settlement Period which is funded by a Conduit Lender during which the principal on such Advance is repaid by the Borrower in whole or in part prior to the end of said Settlement Period, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Settlement Period) which would have accrued during such Settlement Period on the reduction of the outstanding principal amount of such Advance relating to such Settlement Period had such reductions remained as outstanding principal, exceeds (ii) that income, if any, received by such Conduit Lender’s investing the proceeds of such reductions of principal.
          “Loan Asset” means any Asset that is a direct or participation or subparticipation interest in or assignment or novation of a loan or other extension of credit (other than a Bond Asset). For the avoidance of doubt, Loan Assets shall not include any Equity Security.
          “Loan Documents” means with respect to any Loan Asset, each loan agreement, promissory note, collateral security agreement, participation certificate, guarantee and any other agreement or document evidencing, securing, governing or executed in connection with such Loan Asset, including without limitation, the agreements and instruments in respect of which the Borrower acquired such Loan Asset.
          “Loan X Service” means the secondary market loan pricing service maintained by Markit Group Limited.
          “LSTA/LPC Mark-to-Market Pricing Service” means the secondary market pricing service for bank loan assets sponsored by The Loan Syndications and Trading Association, Inc. in association with the Loan Pricing Corporation.
          “Managing Agent” means, (a) with respect to any Lender Group identified on Schedule X hereto, the Person identified as the “Managing Agent” for such Lender Group in such Schedule and (b) with respect to any other Lender Group, the financial institution or other Person identified as such in the Assignment and Acceptance or Joinder Agreement pursuant to which the members of such Lender Group became parties hereto.
          “Managing Agent’s Account” means, with respect to each Managing Agent, the account listed beneath such Managing Agent’s name on Schedule XI hereto or specified in the Assignment and Acceptance or Joinder Agreement pursuant to which such Managing Agent became a party hereto, or such other account as such Managing Agent shall designate in writing to the Borrower, the Agent and each member of its related Lender Group.
          “Margin Stock” shall have the meaning assigned to such term in Regulation U.
          “Margin Stock Percentage” means, as of any date of determination, the then current percentage of market value assigned by the Board of Governors of the Federal Reserve System under Section 221.7 of Regulation U to Margin Stock (which percentage, as of the Restatement Effective Date, is fifty percent (50%)).

          “Material Adverse Effect” means (i) a material adverse effect on the ability of the Borrower to fully perform its material obligations under this Agreement or any other Program Document, (ii) a material adverse effect on any Secured Party’s right, title and interest in any material amount of the Pledged Collateral or on the rights and remedies of any Secured Party under any Program Document, (iii) a material adverse effect on the validity or enforceability of this Agreement or any other Program Document or (iv) a material adverse effect on the business, financial position, operations, Assets or properties of the Borrower or the Adviser.
          “Maturity Date” means (i) with respect to any Advance funded by a Lender, the Lender Termination Date (or if such day is not a Business Day, the Business Day immediately preceding such date), and (ii) with respect to any Advance made by a Secondary Lender, the Secondary Lender Termination Date (or if such day is not a Business Day, the Business Day immediately preceding such date).
          “Moody’s” means Moody’s Investors Service, Inc., together with its successors.
          “Moody’s Rating” means, at any time with respect to any Senior Unsecured Loan Asset, the rating issued by Moody’s and then in effect with respect to such Asset or, if no such rating is available with respect to such Asset, the rating issued by Moody’s and then in effect with respect to the Obligor thereof.
          “Multiemployer Plan” means an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA.
          “New York UCC” means the UCC as in effect from time to time in the State of New York.
          “Notice of Borrowing” shall have the meaning assigned to such term in Section 2.02.
          “Notice of Exclusive Control” shall have the meaning assigned to such term in the Control Agreement.
          “Obligor” means, in respect of any Loan Asset, the Person primarily obligated under the related Loan Documents to repay the loan or extension of credit which is the subject of such Loan Asset.
          “Origination Date” means, in respect of any Loan Asset the initial date on which the proceeds of the loan or other extension of credit which is the subject of such Loan Asset was advanced to the Obligor under the related Loan Documents.
          “Other Taxes” has the meaning assigned to such term in Section 9.03(b).
          “Participation Interest” means any Loan Asset that consists of a participation interest in a loan or other extension of credit.
          “Perfection Representations, Warranties and Covenants” means those perfection representations, warranties and covenants set forth in Exhibit E, attached hereto.

          “Permitted Debt” means (i) Debt arising under this Agreement or the other Program Documents to the Secured Parties, (ii) accrued expenses and current trade accounts payable incurred in the ordinary course of the Borrower’s business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings, (iii) Debt in favor of the Custodian relating to Custodian’s Overdraft Advances incurred in the ordinary course of the Borrower’s business, which are not overdue and which do not exceed the amount permitted by Section 5.02(o), (iv) fee and expense obligations to the Custodian and other similar agents which are providing services in respect of the Borrower’s Assets in each case which have arisen in the ordinary course of the Borrower’s business which are not overdue for a period in excess of thirty (30) days, (v) Debt (other than Debt for borrowed money) arising in connection with transactions in the ordinary course of the Borrower’s business in connection with its purchasing of Assets, Derivatives Transactions, reverse repurchase agreements or dollar rolls to the extent such transactions are permitted under the Investment Company Act and the Borrower’s Investment Policies and Restrictions, (vi) obligations of the Borrower to fund future extensions of credit under the Loan Documents relating to its Loan Assets which do not exceed ten percent (10%) of the aggregate Asset Value of the Borrower’s Assets and which are not overdue, (vii) Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default and so long as execution is not levied thereunder or in respect of which the Borrower (A) shall at the time in good faith be diligently prosecuting an appeal or proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review, or (B) shall have obtained an unsecured performance bond in respect of such judgment or award and (viii) Debt constituting a repurchase obligation in connection with a Quarterly Share Repurchase.
          “Permitted Expenses” shall mean fees, compensation, costs and expenses owing to PFPC secured by a prior security interest ahead of the security interest of Agent in the Pledged Collateral to the extent permitted under Section 10 of the Control Agreement.
          “Permitted Liens” means in respect of any Asset of the Borrower, (i) Liens of any Secured Party created by or pursuant to this Agreement or the Control Agreement, (ii) Liens of the Custodian securing the Custodian’s Overdraft Advances to the extent such Custodian’s Overdraft Advances do not exceed the amount permitted by Section 5.02(o), (iii) Liens of the Custodian securing indemnification payments owing by the Borrower in favor of the Custodian in an amount not to exceed $100,000, (iv) Liens of the Custodian for Permitted Expenses which are not overdue for a period of thirty (30) days, (v) Liens of the Custodian which are by the terms of the Control Agreement expressly subordinated to the payment of the Borrower Obligations, (vi) Liens (other than non-possessory Liens which pursuant to Applicable Law are, or may be, entitled to take priority (in whole or in part) over prior, perfected liens and security interests) for taxes, assessments or other governmental charges or levies not at the time delinquent or being diligently contested in good faith by appropriate actions diligently conducted and for which adequate reserves in accordance with GAAP shall have been set aside on the Borrower’s books, (vii) Liens in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default and so long as the Borrower shall at the time in good faith be diligently prosecuting an appeal or proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review, (viii) Liens in respect of Debt permitted under clause

(iv) of the definition of Permitted Debt and (ix) Liens on cash or Assets posted as collateral for short sales, trades of credit default swaps and other Derivatives Transactions in the ordinary course of business in accordance with the Investment Policies and Restrictions (including, without limitation, cash or Assets (x) commingled in a pooled account with cash or Assets deposited therein as collateral for Derivatives Transactions by other Persons administered or managed by the Adviser and (y) subject to a Lien securing obligations of the Borrower and such other Persons with respect to Derivatives Transactions).
          “Permitted Senior Securities” means “senior securities” within the meaning of the Investment Company Act which constitute Advances under this Agreement, Derivatives Transactions, repurchase transactions, reverse repurchase transactions or commitments of the Borrower to fund future advances or other extensions of credit under any Loan Document, to the extent the issuance of any such senior security by the Borrower is not in contravention of the Investment Company Act or the Borrower’s Investment Policies and Restrictions.
          “Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.
          “PFPC” means PFPC Trust Company, a Delaware limited purpose trust company, and its successors.
          “Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.
          “Pledged Collateral” shall have the meaning assigned to such term in Section 7.01.
          “Post-Default Rate” means a rate per annum equal to the Alternate Base Rate as in effect from time to time plus two percent (2.00%).
          “Pricing Service” means Advantage Data, EJV, Loan X Service and LSTA/LPC Mark-to-Market Pricing Service.
          “Principal Office” means the principal office of BNS presently located at New York, New York or at such other location as the Agent shall designate in writing to the Borrower.
          “Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Authorities) including, without limitation, those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.
          “Proceeds” shall have, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.

          “Program Documents” means this Agreement, the Advance Notes, the Control Agreement, the Custodial Agreement, the Advisory Agreement, the Fee Letter and the other agreements, documents and instruments entered into or delivered in connection herewith or therewith.
          “Program Termination Date” means the later to occur of (i) the Secondary Lender Termination Date, and (ii) the date that all Borrower Obligations have been finally paid in full; provided, however, that if any payment in respect of any Borrower Obligation made to any Secured Party must be rescinded or returned for any reason whatsoever (including the insolvency or bankruptcy of the Borrower) such Borrower Obligation shall be deemed to be reinstated as though such payment had not been made and the Program Termination Date shall be deemed to have not occurred.
          “Pro-Rata Share” means, with respect to any Secondary Lender on any day, the percentage equivalent of a fraction the numerator of which is such Secondary Lender’s Secondary Lender Commitment and the denominator of which is the Group Advance Limit of the related Lender Group.
          “Prospectus” means with respect to the Borrower the prospectus filed with the SEC as a part of the Borrower’s registration statement on Form N-2, as amended (or any successor SEC form), and shall include, without limitation, the related statement of additional information, if any, included in such registration statement, and all supplements, amendments and modifications thereto as of the Restatement Effective Date, and as further supplemented, amended or modified in accordance with Applicable Law, including, without limitation, the Securities Act and the Investment Company Act.
          “Quarterly Share Repurchase” means a quarterly repurchase of shares of the Borrower, permitted pursuant to Rule 23c-3 of the Investment Company Act.
          “Rating Agencies” shall have the meaning assigned to such term in Section 9.09(a).
          “Rating Agency Condition” means, with respect to any amendment, modification, supplement, termination or waiver of this Agreement, that prior confirmation has been obtained from each Rating Agency that such action will not result in the reduction, withdrawal or suspension of such Rating Agency’s rating of the Advances.
          “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.
          “Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.
          “Requested Amount” shall have the meaning assigned to such term in Section 2.02.
          “Repurchase Offer Amount” means, as of any date of determination, with respect to any Quarterly Share Repurchase, an amount equal to (a) the net asset value per share of the

Borrower as of such date of determination multiplied by (b) the aggregate number of shares the Borrower shall offer to repurchase in connection with such Quarterly Share Repurchase.
          “Repurchase Offer Date” means, with respect to any Quarterly Share Repurchase, any date the Borrower shall send notification to its shareholders of such Quarterly Share Repurchase under Rule 23c-3(b)(4) of the Investment Company Act.
          “Responsible Officer” means in respect of any Person, the president, the executive vice president, the senior vice president, any vice president, the treasurer, general counsel or any other duly authorized officer of such Person; provided that the Agent and each Managing Agent shall have received a manually signed certificate of the Secretary or Assistant Secretary of such Person as to the incumbency of, and bearing a manual specimen signature of, such duly authorized officer.
          “Restatement Effective Date” means the first date on which the conditions precedent specified in Section 3.01 shall have been fully satisfied.
          “Restricted Payments” means (i) the declaration of any distribution or dividends (other than distributions payable solely in shares of beneficial interest in the Borrower) on, or the payment on account of, or the setting apart of assets for the purchase, redemption, retirement or other acquisition of shares of beneficial interests in the Borrower, including without limitation all common and preferred shares, whether now or hereafter outstanding, either directly or indirectly, whether in cash, property or in obligations of the Borrower, other than Quarterly Share Repurchases, and (ii) the payment of fees and expenses to the Adviser or the Administrator or any Affiliate of the Adviser or the Administrator, as applicable, as compensation for the provision of managerial, administrative services or otherwise.
          “Revolving Credit Facility” means any credit facility in respect of which the Borrower has or may have any direct or indirect obligation to fund any additional loans or extensions of credit.
          “S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc., together with its successors.
          “S&P Rating” means, at any time with respect to any Senior Unsecured Loan Asset, the rating issued by S&P and then in effect with respect to such Asset or, if no such rating is available with respect to such Asset, the rating issued by S&P and then in effect with respect to the Obligor thereof.
          “SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act, the Investment Company Act or the Exchange Act.
          “Secondary Lender” means a Person identified as a “Secondary Lender” on Schedule X hereto or any Eligible Assignee that becomes a party hereto as a “Secondary Lender” pursuant to an Assignment and Acceptance or a Joinder Agreement, and their respective successors and permitted assigns.

          “Secondary Lender Commitment” means (i) with respect to any Secondary Lender, the amount specified beneath such Secondary Lender’s name on Schedule X hereto and (ii) with respect to a Secondary Lender that has entered into an Assignment and Acceptance or a Joinder Agreement, the amount set forth therein as such Secondary Lender’s “Secondary Lender Commitment,” in each case, as such amount may be reduced by an Assignment and Acceptance entered into between such Secondary Lender and an Eligible Assignee in accordance with and subject to Section 9.06(b), and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Total Commitment pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Secondary Lender’s Secondary Lender Commitment. References to the unused portion of any Secondary Lender’s Secondary Lender Commitment shall mean, at any time, such Secondary Lender’s Secondary Lender Commitment then in effect, minus the outstanding principal amount of the Advances funded by such Secondary Lender.
          “Secondary Lender Stated Expiration Date” means October 6, 2009; provided that prior to such date (or the date so extended pursuant to this proviso), upon the Borrower’s written request to the Agent and each Managing Agent, which request shall be received by the Agent and each Managing Agent, not more than sixty (60) days nor less than thirty (30) days prior to the then current Secondary Lender Stated Expiration Date, one or more Secondary Lenders having in the aggregate 100% of the Total Commitment may, in their sole discretion, consent, which consent shall be given not less than twenty (20) days after the date the Agent and each Managing Agent receives such request to extend the Secondary Lender Stated Expiration Date (the date any such consent is given, the “Extension Date”), to the extension of the Secondary Lender Stated Expiration Date to the date occurring 364 days after such Extension Date; provided, however, that any failure of any Secondary Lender to respond to the Borrower’s request for such extension shall be deemed a denial of such request by such Secondary Lender.
          “Secondary Lender Termination Date” means the earlier of (i) the Secondary Lender Stated Expiration Date, and (ii) the date the Total Commitment shall terminate pursuant to Section 2.10 or Section 6.01.
          “Secured Loan Asset” means a Loan Asset that is secured by a valid and perfected security interest in specified collateral.
          “Secured Parties” means the Agent, the Managing Agents, the Lenders, the Secondary Lenders and their respective successors and assigns.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.
          “Security Entitlement” shall have the meaning assigned to such term in Section 8-102(a)(17) of the UCC.

          “Selling Institution” means in respect of any Loan Asset which constitutes a Participation Interest, the Person which has granted or sold to the Borrower a participation interest in the loan or other extension of credit which is the subject of such Loan Asset.
          “Senior Secured Loan Asset” means a Secured Loan Asset that is not subordinated by its terms to indebtedness of the applicable Obligor for borrowed money, trade claims, capitalized leases, or other similar obligations, with a first priority security interest in collateral that in the opinion of the Adviser has value at least equal to the amount of such Secured Loan Asset and is not a DIP Loan Asset.
          “Senior Unsecured Loan Asset” means a Loan Asset that is not (i) subordinated by its terms to indebtedness of the borrower for borrowed money or (ii) secured by a valid and perfected security interest in collateral.
          “Settlement Date” means the date which is two (2) Business Days after the end of each Settlement Period; provided that (i) for purposes of the payment of Yield, with respect to any Settlement Period for which Yield is computed by reference to the Eurodollar Rate, the Settlement Date shall be the last day of the Settlement Period and (ii) for purposes of the payment of any fees, the Settlement Date shall be the date which is two (2) Business Days after the end of each calendar month.
          “Settlement Period” means in respect of any Advance:
          (a) in the case of any Advance in respect of which Yield is computed by reference to the CP Rate, the period beginning on the date such Advance was made and ending on the last day of the calendar month in which such Advance was made, and thereafter each successive period commencing on the first day of each calendar month during the term of this Agreement and ending on the last day of such calendar month during the term of this Agreement;
          (b) in the case of any Advance in respect of which Yield is computed by reference to the Eurodollar Rate, the period beginning on either (i) the date such Advance was made as, or converted to, a Eurodollar Rate Advance or (ii) as applicable, the date on which the previous Settlement Period with respect thereto determined in accordance with this paragraph expired, and ending on the numerically corresponding day in the following calendar month; provided, that (A) if any such Settlement Period would end on a day other than a Business Day, such Settlement Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Settlement Period shall end on the next preceding Business Day and (B) any such Settlement Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the following calendar month) shall end on the last Business Day of the following calendar month;
          (c) in the case of any Advance in respect of which Yield is computed by reference to the Alternate Base Rate, the period beginning on the date such Advance was made as, or converted to, an Advance accruing Yield at such rate and ending on the last day of the calendar month in which such Advance was made and, thereafter each successive period commencing on the first day of each calendar month during the term of this Agreement and ending on the last day of such calendar month during the term of this Agreement;
provided, however, that in the case of any Settlement Period for any Advance which commences before the Maturity Date for such Advance and would otherwise end on a date occurring after such Maturity Date, such Settlement Period shall end on such Maturity Date and the duration of each Settlement Period which commences on or after the Maturity Date for such Advance may be any period (including, without limitation, a period of one day) as shall be selected from time to time by the Agent; provided, further, that if pursuant to the terms hereof the interest rate applicable to any Advance shall change during the term of any Settlement Period, such Settlement Period shall end on the date of such change of rate.
          “Structured Finance Asset” means any Asset that is a debt obligation or pass-through security issued by a special purpose trust or other entity structured to be bankruptcy remote and representing a direct or indirect participation in, or that is secured by, a diversified pool of assets, including, without limitation, commercial or residential real property, commercial loans, bonds, credit card receivables, leases or other financial assets.
          “Taxes” means any taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security, franchise, intangibles, stamp or recording taxes imposed by any taxing Authority, and all interest, penalties and similar liabilities relating thereto.
          “Termination Event” means the occurrence of any of the following:
          (a) the Borrower shall purchase any Asset not contemplated by the Prospectus or the Investment Policies and Restrictions in effect on the Restatement Effective Date and shall not have sold such Asset within ten (10) Business Days after the earlier of (i) the Borrower or the Adviser obtaining knowledge that such Asset does not comply with the Prospectus or the Investment Policies and Restrictions or (ii) receipt by the Borrower of notice from the Agent or any Managing Agent detailing such non-compliance;
          (b) the Borrower shall, without the prior written consent of the Agent and each Managing Agent, engage in any line of business not contemplated by the Prospectus or the Investment Policies and Restrictions in effect on the Restatement Effective Date; or
          (c) the Borrower shall, without the prior written consent of the Agent and each Managing Agent, permit any material change in the Investment Policies and Restrictions in effect on the Restatement Effective Date or the fundamental investment objectives, policies and restrictions (as such term is defined in the Investment Company Act) of the Borrower (it being agreed that any such change requiring the consent or approval of the shareholders of the Borrower shall be deemed material for purposes of this paragraph (c)).
          “Total Commitment” means $625,000,000, as such amount may be increased pursuant to Section 9.19 or reduced pursuant to Section 2.10.

          “Transaction Agent” means a commercial bank, insurance company, finance company or other financial institution that is acting as agent or trustee under the Loan Documents relating to any Loan Asset.
          “Trustee” shall have the meaning assigned to such term in the Declaration of Trust.
          “UCC” means the Uniform Commercial Code, as from time to time in effect in the applicable jurisdictions.
          “Value” shall have the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.
          “Weekly Portfolio Report” shall have the meaning assigned to such term in Section 5.01(e)(viii).
          “Yield” means for any Advance during any Settlement Period:
          (i) if such Advance will be funded or maintained by a Conduit Lender during such Settlement Period through the issuance of promissory notes, for each day during such Settlement Period,
          (ii) if such Advance will be funded or maintained during such Settlement Period by a Conduit Lender through the sale of a participation, or by a Secondary Lender or a Lender (other than a Conduit Lender), for each day during such Settlement Period, where:

AR	=	the Assignee Rate for such Advance on such day

P	=	the outstanding principal amount of such Advance on such day

CPR	=	the CP Rate for such Advance

LF	=	the Liquidation Fee, if any, for such Advance for such Settlement Period (expressed as a daily amount);
provided, further, that Yield for any Advance shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

          SECTION 1.02. Rules of Construction.
          For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (i) singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate, (ii) the words “herein,” “hereof” and “hereunder” and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular appendix, article, schedule, section, paragraph, clause, exhibit or other subdivision, (iii) the headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof, (iv) references in this Agreement to “including” shall mean including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned, and (v) each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement.
          SECTION 1.03. Computation of Time Periods.
          Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” both mean “to but excluding”.
ARTICLE II
ADVANCES TO THE BORROWER
          SECTION 2.01. Advance Facility.
          On the terms and conditions hereinafter set forth, including without limitation, Sections 3.01 and 3.02, any Conduit Lender may, in its sole discretion, make Advances to the Borrower on any Borrowing Date from the date hereof to the Lender Termination Date. On the terms and conditions hereinafter set forth, including without limitation, Sections 3.01 and 3.02 and during the period from the date hereof to the Secondary Lender Termination Date, the Secondary Lenders shall make Advances to the Borrower, ratably in accordance with their respective Pro-Rata Shares, to the extent the Conduit Lenders in their respective Lender Group shall have elected not to make such Advance. Under no circumstances shall any Conduit Lender or any Secondary Lender make any such Advance, to the extent that after giving effect to the making of such Advance (i) the aggregate principal amount of all outstanding Advances of the Lenders and Secondary Lenders in its related Lender Group would exceed such Lender Group’s Group Advance Limit, (ii) in the case of any Secondary Lender, the aggregate principal amount of all outstanding Advances of such Secondary Lender would exceed its Secondary Lender Commitment or (iii) the aggregate principal amount of all outstanding Advances would exceed the Total Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Advances.

          SECTION 2.02. Making of Advances.
          The Borrower shall give the Agent and each Managing Agent written notice (which notice shall be irrevocable and effective only upon receipt by the Agent and each Managing Agent) of each request for an Advance (each such request a “Notice of Borrowing”) not later than 12:00 noon (New York City time) on the day which is two (2) Business Days prior to the proposed borrowing date, which notice shall specify (i) the proposed borrowing date therefor (each such date, a “Borrowing Date”), (ii) the aggregate principal amount of the proposed borrowing (the “Proposed Borrowing”) and (iii) the portion of such Proposed Borrowing allocable to each Lender Group (such Lender Group’s “Requested Amount”). Any such Notice of Borrowing shall be substantially in the form of Exhibit B hereto, dated the date such request is being made, signed by a Responsible Officer of the Borrower and otherwise appropriately completed. The Proposed Borrowing specified in any Notice of Borrowing shall be at least $1,000,000 and in integral multiples of $100,000 in excess thereof. During the period prior to the Lender Termination Date, each Conduit Lender shall promptly notify its related Managing Agent whether it has determined to make a proposed Advance and each Managing Agent shall promptly thereafter notify the Borrower whether its respective Conduit Lenders have determined to make such Advance. If the Conduit Lenders in any Lender Group have declined to make any portion of such proposed Advance, the related Managing Agent shall promptly send notice of the Proposed Borrowing to all of the Secondary Lenders in such Lender Group concurrently by telecopier, telex or cable specifying the Borrowing Date for such borrowing, each such Secondary Lender’s Pro Rata Share multiplied by the applicable portion of the Requested Amount and whether the Yield for such Advance is calculated based on the Eurodollar Rate or the Alternate Base Rate. On each Borrowing Date, the Conduit Lenders and/or the Secondary Lenders of each Lender Group shall, subject to the terms and conditions of this Agreement, make available to the Borrower at the Borrower’s Account Advances in an amount equal to the Requested Amount with respect to such Lender Group in immediately available funds. To the extent not covered by Section 2.08, the Borrower shall indemnify each Conduit Lender, each Secondary Lender, each Managing Agent and the Agent against any loss or expense incurred by them as a result of any failure by the Borrower to accept any Advance requested in a Notice of Borrowing or as a result of the failure of the Borrower to receive any Advance requested in a Notice of Borrowing as a result of the failure of any condition precedent to the making of such Advance to be satisfied, including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of funds acquired or requested to fund such Advance. Each Proposed Borrowing hereunder shall be made (i) ratably among the Lender Groups in accordance with their Group Advance Limit and (ii) in amounts among the Conduit Lenders in any Lender Group as determined by such Conduit Lenders in their sole discretion.
          SECTION 2.03. Noteless Agreement; Evidence of Indebtedness.
          (a) Each Managing Agent shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lenders and Secondary Lenders in such Managing Agent’s Lender Group resulting from each Advance made by such Lenders and Secondary Lenders from time to time, including (i) the amount of each Advance made by the Lenders and Secondary Lenders in such Lender Group, (ii) the amount of any principal and Yield due and payable or to become due and payable from the Borrower to such Lenders and Secondary Lenders and (iii) the amount of any sum received by such Managing Agent and each Lender’s and each Secondary Lender’s share thereof.
          (b) The entries maintained in the accounts maintained pursuant to clause (a) of this Section 2.03 shall be rebuttable presumptive evidence of the existence and amounts of the Borrower Obligations therein recorded; provided, however, that the failure of any Managing Agent or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Borrower Obligations in accordance with their terms.
          (c) Any Managing Lender may request that the Advances of its related Lender Group be evidenced by an Advance Note. In such event, the Borrower shall promptly prepare, execute and deliver to such Managing Agent an Advance Note payable to the order of such Managing Agent. Thereafter, the Advances evidenced by such Advance Note and interest thereon shall at all times (including after any assignment pursuant to Section 9.06) be represented by one or more Advance Notes payable to the order of the payee named therein or any assignee pursuant to Section 9.06, except to the extent that any Managing Agent or assignee subsequently returns to the Borrower any such Advance Note for cancellation and requests that such Advance once again be evidenced as described in clauses (a) and (b) of this Section 2.03. In connection with any assignment pursuant to Section 9.06, if the assigning Lender Group shall have an Advance Note issued to its respective Managing Agent, the assigning Secondary Lender shall promptly return its Advance Note to the Borrower marked “cancelled”.
          SECTION 2.04. Maturity of the Advances.
          The principal amount of and the accrued and unpaid Yield on each outstanding Advance shall be due and payable by the Borrower on the Maturity Date for such Advance.
          SECTION 2.05. Prepayment of the Advances.
          (a) The Borrower shall have the right at any time and from time to time, upon not less than one (1) Business Day’s prior written notice in the form of Exhibit D hereto or telephonic notice (in the case of telephonic notice, promptly confirmed in writing in the form of Exhibit D hereto) to the Agent and each Managing Agent specifying the date and amount of such prepayment, to prepay (without any premium or penalty, except for any Liquidation Fee or amount payable under Section 2.08) all or a portion of the outstanding Advances, together with unpaid Yield on all Advances that are paid in full on such date of prepayment, on a Business Day; provided that any such prepayment, if a partial prepayment, shall be at least $1,000,000 and in integral multiples of $100,000 in excess thereof.
          (b) If on any Business Day the Borrower is not in full compliance with the Borrowing Base Test, the Borrower shall on such date of determination (a “Determination Date”) (I) notify the Agent and each Managing Agent of such failure to comply, and (II) on the Business Day next succeeding such Determination Date (each such date, a “Compliance Certification Date”) prepay Advances (together with Yield thereon) in an amount necessary to cause the Borrower to be in full compliance with the Borrowing Base Test on such Compliance Certification Date; provided, however, that to the extent the Borrower does not have sufficient available funds to fully cure such compliance shortfall on such Compliance Certification Date, then the Borrower shall (i) on such Compliance Certification Date prepay outstanding Advances in the amount of its available funds; (ii) as promptly as practicable and in any event no later than the close of business on the twelfth (12th) Business Day following such Determination Date prepay Advances in a principal amount (and pay the Yield thereon) at least sufficient to cause the Borrowing Base to be at least equal to the product of (x) 1.05 and (y) the Credits Outstanding, as determined on such Compliance Certification Date; and (iii) no later than the close of business on such Compliance Certification Date, deliver to the Agent and each Managing Agent a certificate, signed by a Responsible Officer of the Borrower, that (1) certifies the amount of the compliance shortfall and (2) certifies that the requirements of this Section 2.05(b) shall be satisfied on or prior to the twelfth (12th) Business Day following such Determination Date.
          (c) If at any time the aggregate credit extended by the Lenders and the Secondary Lenders in connection with this Agreement exceeds the sum of (x) the product of (a) the Margin Stock Percentage multiplied by (b) the current market value (as defined in Regulation U) of all Margin Stock of the Borrower, plus, (y) the good faith loan value (as determined in accordance with Regulation U) of all other Assets of the Borrower, the Borrower shall immediately prepay the outstanding Advances in an amount equal to such excess, together with all accrued and unpaid Yield thereon.
          (d) Subject to Section 7.03, the amount of each prepayment under this Section 2.05 owing to each Lender and Secondary Lender shall be determined ratably based on the outstanding principal balance of the Advances of each Lender and each Secondary Lender. The amount of such prepayment shall be applied first to any outstanding Advances of the applicable Lender or Secondary Lender in respect of which Yield is computed by reference to the Alternate Base Rate, second to any outstanding Advances of the applicable Lender or Secondary Lender in respect of which Yield is computed by reference to the Eurodollar Rate, and third to any outstanding Advances of the applicable Lender or Secondary Lender in respect of which Yield is computed by reference to the CP Rate.
          (e) If at any time the aggregate outstanding principal balance of the Advances exceeds the Total Commitment, the Borrower shall immediately repay the outstanding Advances in an amount equal to such excess, together with all accrued and unpaid Yield thereon.
          SECTION 2.06. Yield.
          (a) The Borrower hereby agrees to pay the Yield computed with reference to the principal amount of each Advance outstanding from time to time. Yield accruing in respect of any Advance for any Settlement Period shall be due and payable on the Settlement Date immediately succeeding such Settlement Period and as required by Section 2.05.
          (b) Each Managing Agent shall prepare and send to the Borrower and the Agent an invoice with respect to each Settlement Date on the second Business Day preceding such Settlement Date setting forth (i) amounts due to the Lenders and Secondary Lenders in its related Lender Group on such Settlement Date in respect of Yield and fees hereunder and (ii) the rates of interest used in determining such Yield.

          (c) Anything in this Agreement or the other Program Documents to the contrary notwithstanding, if at any time the rate of interest payable by any Person under this Agreement and the Program Documents exceeds the highest rate of interest permissible under Applicable Law (the “Maximum Lawful Rate”), then, so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Agreement and the Program Documents shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Agreement and the Program Documents is less than the Maximum Lawful Rate, such Person shall continue to pay interest under this Agreement and the Program Documents at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total interest that would have been received had applicable law not limited the interest rate payable under this Agreement and the Program Documents. In no event shall the total interest received by a Lender or Secondary Lender under this Agreement and the Program Documents exceed the amount that such Lender or Secondary Lender could lawfully have received, had the interest due under this Agreement and the Program Documents been calculated since the Closing Date at the Maximum Lawful Rate.
          SECTION 2.07. Increased Costs.
          (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements reflected in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any Applicable Law or (ii) the compliance with any directive or guideline issued by, or request from any central bank or other Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to make or making, funding or maintaining Eurodollar Rate Advances to the Borrower, then the Borrower shall from time to time, upon demand by the applicable Managing Agent on behalf of such Affected Person pay to such Managing Agent for the account of such Affected Person additional amounts sufficient to compensate such Affected Person for such increased cost. A certificate setting forth in reasonable detail the amount of such increased cost, submitted to the Borrower by an Affected Person, shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary contained in this Agreement, in no event shall this Section 2.07(a) apply to any Taxes, which shall be governed exclusively by Section 9.03.
          (b) If an Affected Person determines that compliance with (i) any Applicable Law or (ii) any directive or guideline issued by, or request from, any central bank or other Authority charged with the interpretation or administration thereof (whether or not having the force of law), in either case, (A) affects or would affect the amount of capital required or reasonably expected to be maintained by such Affected Person and that the amount of such capital is increased by or based upon the existence of such Affected Person’s commitment under the Program Documents or upon such Affected Person’s making, funding or maintaining Advances, (B) increases the cost of making or maintaining such commitment under the Program Documents or making, funding or maintaining such Advances to any Affected Person or (C) reduces the return of an Affected Person in connection with the Program Documents, then, promptly upon written demand of such Affected Person (with a copy of such demand to the Agent), the Borrower shall immediately pay to the applicable Managing Agent for the account of such Affected Person, from time to time as specified by the applicable Managing Agent, additional amounts sufficient to compensate such Affected Person for such increased cost and/or reduced return in light of such circumstances. A certificate setting forth in reasonable detail such amounts and the circumstances giving rise thereto submitted to the Borrower by the applicable Managing Agent on behalf of such Affected Person shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary contained in this Agreement, in no event shall this Section 2.07(b) apply to any Taxes, which shall be governed exclusively by Section 9.03.
          (c) Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section 2.07 shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that the Borrower shall not be required to compensate an Affected Person pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that the applicable Managing Agent on behalf of such Affected Person notifies the Borrower of the event giving rise to such costs or reductions and of such Affected Person’s intention to claim compensation therefor; provided, that if any change giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
          SECTION 2.08. Compensation.
          Without duplication of any amount due by the Borrower in respect of any Liquidation Fee, the Borrower shall compensate each Affected Person, upon the applicable Managing Agent’s written request (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by such Affected Person to lenders of funds borrowed by it to make or carry its Eurodollar Rate Advances and any loss sustained by such Affected Person in connection with the re employment of such funds), which such Affected Person may sustain: (i) if for any reason (other than a default by such Affected Person) a borrowing of any Eurodollar Rate Advance by the Borrower does not occur on a date specified therefor in the Notice of Borrowing (whether or not withdrawn), (ii) if any prepayment of any of the Borrower’s Eurodollar Rate Advances occurs on a date which is not the last day of a Settlement Period applicable thereto, (iii) if any prepayment of any of the Borrower’s Eurodollar Rate Advances is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any other default by the Borrower to repay its Eurodollar Rate Advances when required by the terms of this Agreement.

          SECTION 2.09. Additional Yield on Eurodollar Rate Advances.
          So long as any Affected Person shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, the Borrower shall pay to the applicable Managing Agent for the account of such Affected Person Eurodollar Additional Yield on the principal amount of each outstanding Advance on each date on which Yield is payable on such Advance. Such Eurodollar Additional Yield shall be determined by such Affected Person and notified to the Borrower through the applicable Managing Agent within thirty (30) days after any payment is made with respect to which such additional Yield is requested. A certificate as to such Eurodollar Additional Yield submitted to the Borrower and the applicable Managing Agent shall be conclusive and binding for all purposes, absent manifest error.
          SECTION 2.10. Termination or Reduction of the Total Commitment.
          (a) The Borrower may at any time, upon ten (10) Business Days prior written notice to the Agent and each Managing Agent, terminate in whole or reduce in part the unused portion of the Total Commitment; provided that each such partial reduction of the Total Commitment shall be in an amount equal to at least $5,000,000 or an integral multiple thereof. Upon any such reduction in the Total Commitment, the Borrower shall immediately make any repayment required pursuant to Section 2.05(e).
          (b) With respect to any Secondary Lender Commitment, such Secondary Lender Commitment shall automatically terminate in whole on the date seventy-five (75) days following delivery of a notice of termination by such Secondary Lender’s related Managing Agent to the Borrower, the Agent and each other Managing Agent (the “Automatic Termination Date”) after the occurrence of a Termination Event. If, on or before the date that is five (5) Business Days following the delivery of any such notice of termination, any other Managing Agent delivers such a notice of termination in respect of such Termination Event, the Secondary Lender Commitments of such other Managing Agent’s Lender Group shall also terminate on such Automatic Termination Date.
          (c) The Borrower shall provide each Rating Agency prior written notice of any termination or reduction of the Total Commitment pursuant to this Section 2.10.
          SECTION 2.11. Rescission or Return of Payment.
          The Borrower further agrees that, if at any time all or any part of any payment theretofore made by it to any Secured Party or their designees is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment had not been made.

          SECTION 2.12. Fees Payable by Borrower.
          The Borrower agrees to pay to each Managing Agent, for the account of the Lenders and Secondary Lenders in the related Lender Group, such fees as are set forth in the Fee Letter.
          SECTION 2.13. Post Default Interest.
          Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Advances and, to the extent permitted by Applicable Law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws, whether or not such interest is allowed or allowable in any such proceeding) at the Post-Default Rate. Interest at the Post-Default Rate shall accrue from the initial date of the applicable Event of Default until that Event of Default is cured or waived and shall be payable upon demand.
          SECTION 2.14. Payments.
          (a) All amounts owing and payable to any Secured Party, any Affected Person or any Indemnified Party in respect of the Advances and other Borrower Obligations, including, without limitation, the principal thereof, Yield, fees, indemnities, expenses or other amounts payable under the Program Documents, shall be paid in Dollars, in immediately available funds on or prior to 11:00 a.m. (New York City time) on the date due without counterclaim, setoff, deduction, defense, abatement, suspension or deferment to the Applicable Account. Any payment paid after 11:00 a.m. (New York City time) on any day shall be deemed to have been made on the next Business Day for all purposes of this Agreement (other than Section 6.01(a)).
          (b) All computations of interest at the Post-Default Rate and all computations of Yield, fees and other Borrower Obligations shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.
          (c) Except as otherwise expressly provided in this Agreement, upon receipt of funds deposited into any Managing Agent’s Account, the applicable Managing Agent shall distribute such funds, first to the Lenders and the Secondary Lenders in the related Lender Group on a pro rata basis in accordance with such amounts owed to such Lender and Secondary Lender in payment in full of all accrued and unpaid Yield owing to the Lenders and Secondary Lenders, second to the Lenders and the Secondary Lenders in the related Lender Group or to the Agent, on a pro rata basis in accordance with such amounts owed to each such Person in payment of any other fees or other amounts owed by the Borrower to the Lenders, the Secondary Lenders and the Agent under this Agreement and the other Program Documents (other than in respect of the principal amount of the Advances), third to the payment of the principal amount of the Advances owing to such Lenders and Secondary Lenders, and fourth to such Managing Agent, such

Lenders and such Secondary Lenders on a pro rata basis in accordance with the amounts owed to each such Person.
          (d) During the continuance of an Event of Default all payments in respect of the Borrower Obligations, payable by or on behalf of the Borrower, including all Proceeds resulting from the sale or disposition of the Pledged Collateral shall be remitted to the Agent’s Account and applied in accordance with Section 7.03(a).
          SECTION 2.15. Ratable Payments.
          If any Secondary Lender or Lender, whether by set-off, bankers’ lien, counterclaim or otherwise, has any payment made to it with respect to any Borrower Obligations owing to it in a greater proportion than that received by any other Lender or Secondary Lender entitled to receive a ratable share of such payments, such Lender or Secondary Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the unpaid Borrower Obligations held by the other Lenders and Secondary Lenders so that after such purchase each Lender and Secondary Lender will hold its ratable proportion of such unpaid Borrower Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Secondary Lender or Lender, as the case may be, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
          SECTION 2.16. Borrower’s Obligations Absolute.
          The Borrower’s obligations under this Agreement and under the other Program Documents shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower, the Adviser or any other Person may have or have had against any Secured Party or any other Person.
          SECTION 2.17. Interest Act (Canada).
          Each interest rate which is calculated under this Agreement on any basis other than the actual number of days in a calendar year (the “deemed interest period”) is, for the purposes of the Interest Act (Canada), equivalent to a yearly rate calculated by dividing such interest rate by the number of days in the deemed interest period, then multiplying such result by the actual number of days in the calendar year (365 or 366).

ARTICLE III
CONDITIONS PRECEDENT
          SECTION 3.01. Conditions Precedent to the Effectiveness of this Agreement.
          The effectiveness of this Agreement and the Conduit Lenders’ and the Secondary Lenders’ obligations hereunder shall be subject to the conditions precedent that each Managing Agent shall have received (or waived receipt thereof) the following, each (unless otherwise indicated) in form and substance reasonably satisfactory to such Managing Agent in sufficient copies for the Conduit Lenders and the Secondary Lenders:
          (a) each of the Program Documents duly executed and delivered by the parties thereto, which shall be in full force and effect;
          (b) the signed opinions of counsel to the Borrower addressed to the Agent, each Managing Agent, each Conduit Lender and each Secondary Lender as to such matters as the Agent, each Managing Agent, the Conduit Lender and each Secondary Lender shall have reasonably requested;
          (c) a certificate of a Responsible Officer of the Borrower certifying (i) as to its certificate of trust and/or declaration of trust, as applicable, by-laws and valuation procedures, (ii) as to the resolutions of its Board of Directors or Board of Trustees, as applicable, approving this Agreement and the other Program Documents to which it is a party and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in the Program Documents to which it is a party are true and correct, (iv) that, after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing and (v) the incumbency and specimen signature of each of its officers authorized to execute the Program Documents to which it is a party and of each of its Responsible Officers for purposes of this Agreement;
          (d) a pro-forma Investor Report, which shall evidence compliance with the terms of the Program Documents, including compliance with the Borrowing Base Test and the Asset Coverage Test as of the Restatement Effective Date;
          (e) after giving effect to this Agreement, the aggregate outstanding principal amount of all Advances shall not exceed the Total Commitment;
          (f) the fees to be received by it on or prior to the Restatement Effective Date under this Agreement and the Fee Letter; and
          (g) such other instruments, certificates and documents from the Borrower as the Agent or any Managing Agent shall have reasonably requested, all in form and substance satisfactory to the Agent and each Managing Agent.

          SECTION 3.02. Conditions Precedent to All Advances.
          The obligation of the Conduit Lenders and the Secondary Lenders to make any Advance (including the initial Advances) on any Borrowing Date shall be subject to the fulfillment of the following conditions:
          (a) each of the representations and warranties of the Borrower and the Custodian contained in this Agreement, the Control Agreement, and the other Program Documents shall be true and correct as of such date and shall continue to be true immediately after giving effect to such Advance;
          (b) no Default or Event of Default shall have occurred and be continuing at or prior to the time of the making of such Advance or shall result from the making of such Advance;
          (c) the conditions precedent set forth in Section 3.01 shall have been fully satisfied or waived;
          (d) immediately after giving effect to such Advance and all other Advances to be made on such date the Borrower shall be in full compliance with each of the Borrowing Base Test and the Asset Coverage Test;
          (e) immediately after the making of any such Advance and all other Advances to be made on such date, the aggregate outstanding principal amount of all Advances shall not exceed the Total Commitment;
          (f) the Agent and each Managing Agent shall have received a pro-forma Investor Report, which shall evidence compliance with the terms of this Agreement, including compliance with the Asset Coverage Test and the Borrowing Base Test, after giving effect to all borrowings on such Borrowing Date;
          (g) the aggregate credit extended by the Lenders and the Secondary Lenders in connection with this Agreement does not exceed the sum of (x) the Margin Stock Percentage of the current market value (as defined in Regulation U) of all Margin Stock of the Borrower, plus (y) the good faith loan value (as determined in accordance with Regulation U) of all other Assets of the Borrower;
          (h) the Agent and each Managing Agent shall have received (i) with respect to the initial Advance to the Borrower, a Form FR G-3 and a Form FR U-1, each duly completed, executed and delivered by the Borrower demonstrating the compliance of such initial borrowing with Regulation U, and (ii) with respect to each subsequent Advance to the Borrower, a Notice of Borrowing that shall constitute an amendment to the Form FR G-3 and the Form FR U-1 previously delivered in accordance with the provisions of Section 221.3(c)(2)(iv) of Regulation U; and
          (i) the Agent and each Managing Agent shall have received such other instruments, certificates and documents as the Agent or any Managing Agent shall reasonably request.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          SECTION 4.01. Representations and Warranties of the Borrower.
          The Borrower represents and warrants to each of the Secured Parties on and as of the Restatement Effective Date, each Borrowing Date and each date that any Asset is credited to or removed from the Collateral Account (and in respect of clause (l) below, each date such information is provided), as follows:
          (a) Due Organization. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware as a Delaware statutory trust, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Program Documents to which it is a party.
          (b) Due Qualification and Good Standing. The Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets and properties, including, without limitation, the performance of its obligations under this Agreement and the other Program Documents to which it is a party, requires such qualification.
          (c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under the Program Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its trust powers and have been duly authorized by all requisite action by the Borrower and have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
          (d) Noncontravention. Neither the execution and delivery by the Borrower of this Agreement, the other Program Documents to which it is a party, or any instrument, certificate or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by it, will (i) conflict with, or result in a breach or violation of, or constitute a default under its declaration of trust or other organizational documents, (ii) conflict with or contravene (A) any Applicable Law, (B) any contractual restriction binding on or affecting the Borrower or any of its Assets, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or any of its Assets, (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its properties is bound (or to which any such obligation, agreement or document relates), or (iv) result in any Adverse Claim upon any Asset of the Borrower.
          (e) Governmental Authorizations; Private Authorizations; Governmental Filings. The Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under this Agreement, the other Program Documents to which it is a party and the agreements, certificates and instruments contemplated hereby or thereby, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by it in connection with the execution and delivery by the Borrower of, or the performance of its obligations under this Agreement and the other Program Documents.
          (f) Security Interest. All Borrowing Base Eligible Assets of the Borrower (including Cash but excluding Loan Assets) are held in or credited to the Collateral Account. This Agreement and the Control Agreement and the actions required to be taken pursuant to the terms hereof and thereof are, and at all times shall be, effective to create and perfect in the Agent for the benefit of the Secured Parties a first priority perfected security interest in the Pledged Collateral (subject to the Lien of the Custodian securing (i) the Custodian’s Overdraft Advances to the extent permitted by Section 5.02(o), (ii) indemnification payments owing by the Borrower in favor of the Custodian in an amount not to exceed $100,000 and (iii) Permitted Expenses of the Custodian in an amount not to exceed $50,000) free and clear of all Adverse Claims.
          (g) Borrowing Base Eligible Assets, Adverse Claims, Etc. The Borrower owns each Borrowing Base Eligible Asset free and clear of Adverse Claims and as of the initial Borrowing Date and at all times thereafter, the Agent has a first priority perfected security interest in the Pledged Collateral (subject to the Lien of the Custodian securing (i) the Custodian’s Overdraft Advances to the extent permitted by Section 5.02(o), (ii) indemnification payments owing by the Borrower in favor of the Custodian in an amount not to exceed $100,000 and (iii) Permitted Expenses of the Custodian in an amount not to exceed $50,000) free and clear of all Adverse Claims and no actions, except as have been taken, are necessary or advisable to perfect or protect such security interest free and clear of Adverse Claims.
          (h) No Financing Statement. No effective financing statements or other instruments similar in effect covering any Asset of the Borrower are on file in any recording office, except those filed in favor of the Agent pursuant to this Agreement or the Existing Credit Agreement.
          (i) Principal Office; Organization. The Borrower’s principal place of business and chief executive office is at the addresses set forth in Schedule VII, the Borrower’s jurisdiction of organization is the State of Delaware and the Borrower has not transacted any business under any name other than “Stein Roe Advisor Floating Rate Advantage Fund”, “Liberty-Stein Roe Advisor Floating Rate Advantage Fund”, “Liberty Floating Rate Advantage Fund”, “Columbia Floating Rate Advantage Fund” and “Highland Floating Rate Advantage Fund”.

          (j) Pending Litigation or Other Proceeding. There are no pending or, to the best of the Borrower’s knowledge, threatened investigations, actions, suits or proceedings involving the Borrower which could give rise to a reasonable possibility of a Material Adverse Effect.
          (k) Investment Company Act, Etc. The Borrower is and will continue to be registered as a non-diversified, closed-end management investment company as such term is used in the Investment Company Act and is in full compliance with the Investment Company Act and the Investment Policies and Restrictions.
          (l) Information and Reports. The Prospectus, each Investor Report, each Weekly Portfolio Report, each Notice of Borrowing and all other written information, reports, certificates and statements (with respect to which, other than the Investor Report, the Weekly Portfolio Report and each Notice of Borrowing, shall be taken as a whole) provided by or on behalf of the Borrower to any Secured Party for purposes of or in connection with this Agreement, the other Program Documents or the transactions contemplated hereby or thereby is, and all such information hereafter provided by or on behalf of the Borrower to any Secured Party is and will be (except for projections and forward looking statements (other than any pro forma Investor Report)) true, correct and complete in all material respects as of the date to which such information speaks and no such information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect when considered in its entirety.
          (m) Applicable Law. The Borrower is in full compliance with all Applicable Law, including, without limitation, the Securities Act and the Investment Company Act, including the rules and regulations promulgated thereunder.
          (n) ERISA. Neither the Borrower nor any ERISA Affiliate of the Borrower (i) is now or has during the past five years been a member of an ERISA Group or (ii) has or during the past five years has had any liability or obligation with respect to any Plan, Multiemployer Plan or Benefit Arrangement.
          (o) No Default or Event of Default. No Default or Event of Default has occurred and is continuing and on each Borrowing Date and immediately after the making of each Advance each of the conditions precedent to the making of Advances set forth in Section 3.02 are fully satisfied.
          (p) Borrowing Base Test; Asset Coverage Test, Etc. The Borrowing Base Test and the Asset Coverage Test are fully satisfied; provided that if on any date this representation is made (other than a Borrowing Date) the Borrower is in full compliance with the requirements set forth in clause (b) of Section 2.05, the Borrower shall be deemed to be in compliance with the Borrowing Base Test for purposes of this clause (p) as of such date.
          (q) Internal Revenue Code. The Borrower is qualified, and intends to continue to qualify, as a “regulated investment company” within the meaning of the Code, and as such its income is not and will not be subject to tax at the trust level under the Code.

          (r) Taxes. The Borrower has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all taxes due pursuant to such returns, if any, or pursuant to any assessment for material taxes received by the Borrower, except for any taxes or assessments which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP and the non-payment of which would otherwise not give rise to a Material Adverse Effect and the charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges, if any, are, in the opinion of the Borrower, adequate.
          (s) Financial Condition. Each financial statement delivered by the Borrower to the Agent or any Managing Agent in accordance with Section 5.01(e) fairly presents the financial condition of the Borrower in accordance with GAAP as of the date such balance sheets are stated or certified. Since the date of formation of the Borrower, there has been no material adverse change in the business, Assets, condition (financial or otherwise) or operations of the Borrower.
          (t) Regulations U and X. Neither the making of any Advance nor the use of proceeds thereof will violate or be inconsistent with the provisions of Regulation U or Regulation X.
          (u) Perfection Representations, Warranties and Covenants. The Perfection Representations, Warranties and Covenants set forth in Exhibit E shall be a part of this Agreement for all purposes.
ARTICLE V
COVENANTS
          SECTION 5.01. Affirmative Covenants of the Borrower.
          The Borrower covenants and agrees that it shall:
          (a) Compliance with Agreements, Laws, Etc. (i) Duly observe, comply with and conform to all requirements of Applicable Law relative to the conduct of its business or to its Assets, including without limitation the Investment Company Act, (ii) preserve and keep in full force and effect the legal existence of the Borrower, (iii) preserve and keep in full force and effect all rights, privileges, qualifications and franchises of the Borrower material to the conduct of its business, (iv) comply with the terms and conditions of each Program Document to which it is a party, and (v) obtain, maintain and keep in full force and effect all material Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by the Borrower under this Agreement and the other Program Documents.
          (b) Taxes. Cause to be computed, paid and discharged when due all taxes, assessments and other governmental charges or levies imposed upon it, or upon any income or Assets of the Borrower, prior to the day on which penalties are attached thereto, unless and to the extent that the same shall be contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established on the books of the Borrower in accordance with GAAP and the non-payment of which would not otherwise give rise to a Material Adverse Effect.
          (c) Further Assurances. Promptly, at its expense, execute and deliver such further instruments and take such further action in order to (i) establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Secured Parties including, without limitation, all such actions which are necessary or advisable to maintain and protect the Agent’s first priority perfected security interest in the Pledged Collateral for the benefit of the Secured Parties free and clear of Adverse Claims, (ii) enable the Secured Parties to enforce their rights and remedies under the Program Documents, including, without limitation, to do all things necessary at the request of the Agent during the continuance of an Event of Default to have each Loan Asset which constitutes Pledged Collateral and the related Loan Documents assigned to the Agent or its designee, and (iii) effectuate the intent and purpose of, and to carry out the terms of, the Program Documents.
          (d) Continued Existence. Keep the State of Delaware as its jurisdiction of organization and keep its principal place of business and chief executive office at the address of the Borrower set forth in Section 9.02 or, upon thirty (30) days’ prior written notice to the Agent, in any other jurisdiction of organization or at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the Agent’s first priority perfected security interest in the Pledged Collateral have been taken and completed.
          (e) Financial Statement; Accountants’ Reports; Other Information. Provide to the Agent and each Managing Agent (with enough additional copies for each Conduit Lender and each Secondary Lender):
          (i) as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such fiscal year, and statements of operations and of changes in net assets of the Borrower for such fiscal year, and the Borrower’s portfolio of investments as of the end of such fiscal year, with an audit report thereon issued by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing, together with the comparable report for the prior fiscal year;
          (ii) as soon as available and in any event within sixty (60) days after the end of each semi-annual fiscal period of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such period, a statement of operations and of changes in net assets of the Borrower for such period, and the Borrower’s portfolio of investments as of the end of such period, all in reasonable detail and stating in comparative form the respective figures for the comparable period in the preceding year, prepared in accordance with GAAP, consistently applied and all certified (subject to normal year-end adjustment) as to fairness of presentation in all material respects by a Responsible Officer of the Borrower;
          (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a statement of a Responsible Officer of the

Borrower to the effect that nothing has come to the attention of such Responsible Officer to cause such Responsible Officer to believe that any Default or Event of Default existed on the date of such statements;
          (iv) as soon as possible, and in any event within two (2) Business Days after a Responsible Officer of the Borrower has knowledge of the occurrence of any Termination Event, Default or Event of Default, a certificate of a Responsible Officer of the Borrower setting forth the details thereof and, in the case of a Default or Event of Default, the action which the Borrower is taking or proposes to take with respect thereto;
          (v) as soon as possible, and in any event within two (2) Business Days, after a Responsible Officer of the Borrower has knowledge of any failure by the Custodian to perform or observe any term, covenant or agreement on its part to be performed under the Custodial Agreement or the Control Agreement which failure gives rise to a reasonable possibility of a Material Adverse Effect, written notice thereof executed by a Responsible Officer of the Borrower;
          (vi) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;
          (vii) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form N-2 or its equivalent) and annual and semi-annual reports which the Borrower shall have filed with the SEC;
          (viii) on or before the third Business Day of each week, weekly portfolio reports and weekly covenant compliance certificates in substantially the form of Schedule III attached hereto (each a “Weekly Portfolio Report”) with respect to the immediately preceding calendar week, signed by a Responsible Officer of the Borrower (which certificate shall include a calculation of the Borrower’s compliance with the Borrowing Base Test and Asset Coverage Test as of the end of such calendar week);
          (ix) on or before the tenth (10th) Business Day of each calendar month (or (A) as more frequently as the Agent or any Managing Agent shall request at the direction of a Rating Agency or (B) during the continuance of a Default or Event of Default more frequently as the Agent or any Managing Agent shall reasonably request (which may be daily)), an Investor Report substantially in the form of Schedule II hereto, as of the last Business Day of the immediately preceding calendar month (or other relevant period if delivered on a daily or weekly basis), together with a certificate of a Responsible Officer of the Borrower in substantially the form of Annex A to the Investor Report;
          (x) promptly upon its receipt of and contemporaneously with its giving of any notice relating to the termination of the Custodial Agreement or the Control Agreement, copies of any such notice;

          (xi) prior to the issuance by the Borrower of any preferred shares, notice of such issuance which notice shall include the offering materials to be used in connection with the issuance of such preferred shares;
          (xii) prompt notice of any amendment or modification to the Investment Policies and Restrictions or the Asset valuation procedures of the Borrower, which notice shall include, in reasonable detail, a description of any such change;
          (xiii) from time to time upon the reasonable request of the Agent, copies of a current report identifying the locations of any Pledged Collateral maintained by the Borrower or which is in the possession of or is maintained in securities accounts with an agent or sub-custodian of the Custodian which report shall specify the Pledged Collateral held by each agent or sub-custodian;
          (xiv) as soon as possible, and in any event within one (1) Business Day after a Responsible Officer of the Borrower has knowledge that (A) the Borrowing Base as of any date is equal to or less than 105% of the Credits Outstanding as of such date, (B) the Borrowing Base as of any date is equal to or less than the Credits Outstanding as of such date or (C) following any occurrence described in the foregoing clause (B), the Borrower shall have caused the Borrowing Base of any date to be equal to or greater than the Credits Outstanding as of such date, a certificate of a Responsible Officer of the Borrower setting forth the details of such occurrence; and
          (xv) from time to time such additional information regarding the financial position or business of the Borrower as the Agent or any Managing Agent may reasonably request.
The Borrower shall provide each Rating Agency a copy of each item delivered to the Agent or any Managing Agent pursuant to the foregoing clauses (i), (iv), (ix) and (xiv) (and each other item described above as any Rating Agency shall request from time to time).
          (f) Maintenance of Insurance. Maintain in force with financially sound and reputable insurers, policies with respect to its assets and property and business against such risks and contingencies and in such amounts as are customary in the case of closed-end funds engaged in similar lines of business of comparable size and financial strength and as may be required by the Investment Company Act.
          (g) Maintenance of Business. Remain at all times a non-diversified, closed-end management investment company for the purposes of the Investment Company Act and continue to engage in business of the same general type as now conducted by the Borrower, and will continue to be a Delaware statutory trust and will preserve, renew and keep in full force and effect its existence and rights, privileges and franchises necessary or desirable in the normal conduct of business and will at all times remain registered under the Investment Company Act.
          (h) Audits. Annually within 120 days of the end of each fiscal year of the Borrower (or more frequently as the Agent, for itself and as agent for the Secured Parties, may require after the occurrence of and during the continuance of a Default or an Event of Default) and at the sole cost and expense of the Borrower (i) cause PricewaterhouseCoopers LLP, or another independent nationally recognized accounting firm selected by the Borrower and reasonably satisfactory to the Agent, to enter the premises of the Borrower and any Person to whom the Borrower delegates all or any portion of its duties under any Program Document and examine and audit the books, records and accounts of the Borrower and such other Person relating to its business, financial condition, operations and the Borrower’s and such other Person’s performance under the Program Documents as determined pursuant to the scope of audit set forth on Schedule V hereto, (ii) permit such accounting firm to discuss the Borrower’s and such other Person’s affairs and finances with the officers, partners, employees and accountants of any of them, (iii) cause such accounting firm to provide to the Agent, for itself and as agent for the Secured Parties, and each Rating Agency with a certified report in respect of the foregoing, which shall be in form and scope reasonably satisfactory to the Agent, for itself and as agent for the Secured Parties, and (iv) authorize such accounting firm to discuss such affairs, finances and performance with representatives of the Agent and its designees; it being understood that any such annual audit and report of such accountants may be coordinated with the Borrower’s regular audits by the Borrower’s accountants provided, however, that upon the occurrence or continuance of a Default or Event of Default the scope of such audit specified in Schedule V may be expanded upon the request of the Agent to explore the cause and nature of such Default or Event of Default or to confirm that any such event has been cured or rectified.
          (i) Access to Records. Permit the Agent, each Managing Agent or any Person designated by the Agent or any Managing Agent to, upon reasonable advance notice and during normal hours, visit and inspect at reasonable intervals its and any Person to which it delegates any of its duties under the Program Documents, books, records and accounts relating to its business, financial condition, operations, Assets and its performance under the Program Documents and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, all as often as the Agent or any Managing Agent may reasonably request.
          (j) Investment Policies and Restrictions. At all times (i) be in compliance in all material respects with the Investment Policies and Restrictions, (ii) maintain necessary liquidity to meet its obligations and (iii) cause all Derivatives Transactions entered into by the Borrower to be in compliance with the applicable criteria therefor established by S&P.
          (k) Defense of Secured Parties’ Interest. Warrant and defend each of the Secured Parties’ right and interest in, to and under the Pledged Collateral against all Adverse Claims of all Persons whomsoever.
          (l) Custody and Control. At all times cause all Borrowing Base Eligible Assets of the Borrower (including all instruments and other investments, if any, evidencing the same and all Loan Documents) to constitute Pledged Collateral and to be (i) custodied with the Custodian or a sub-custodian of the Custodian pursuant to the Custodial Agreement, and (ii) subject to the control and custody of the Custodian or a sub-custodian of the Custodian in accordance with the Custodial Agreement and the Control Agreement; provided that if such Borrowing Base Eligible Asset is a Loan Asset and concurrently with any request to register such Loan Asset in the name of the Borrower, the Borrower shall deliver instructions to all Selling Institutions, Transaction Agents and Obligors related to such Loan Asset requiring that any instrument evidencing such Loan Asset be delivered to the Custodian. At all times cause (x) all Borrowing Base Eligible Assets of the Borrower (including Cash but excluding Loan Assets)

to be held or credited to the Collateral Account and (y) all Assets of the Borrower (including Cash but excluding (1) Loan Assets, (2) cash held in the Borrower’s Account in connection with any Restricted Payment permitted under 5.02(m) and (3) any cash or Assets maintained in a segregated account with the Custodian subject to a Lien described in clause (viii) of the definition of Permitted Lien) to be held or credited to the Collateral Account. At all times cause all Loan Documents to be held at the address of the Borrower set forth in Section 9.02 or, such other location as the Borrower shall designate upon twenty (20) days’ prior written notice to the Agent. Provide to the Custodian a CUSIP, SEDOL or ISIN number with respect to each Borrowing Base Eligible Asset (other than Loan Assets and Cash).
          (m) Notice of Litigation or Other Proceedings. Promptly give notice in writing to the Agent of all litigation, arbitration proceedings and regulatory proceedings affecting the Borrower or the Assets of the Borrower, except such proceedings which could not give rise to a reasonable possibility of a Material Adverse Effect.
          (n) Maintenance of Books of Record and Account. Keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with the requirements of the SEC or under the Investment Company Act.
          (o) Proceeds of Pledged Collateral. Cause all Proceeds of the Pledged Collateral to be subject to the control and custody of the Custodian or a sub-custodian of the Custodian in accordance with the Custodial Agreement and the Control Agreement if a Default or Event of Default shall be continuing or would occur as a result of the failure to so cause such control and custody to occur.
          (p) Use of Proceeds. Use the net proceeds of any Advance made hereunder solely for the purpose of (i) financing the purchasing and holding of Assets of the Borrower or (ii) for general corporate purposes (including Quarterly Share Repurchases).
          (q) Perfection Representations, Warranties and Covenants. The Perfection Representations, Warranties and Covenants set forth in Exhibit E shall be a part of this Agreement for all purposes.
          SECTION 5.02. Negative Covenants of the Borrower.
          The Borrower covenants and agrees that the Borrower shall not:
          (a) Impairment of Rights. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations under any Program Document.
          (b) [Reserved]
          (c) Creation of Debt. Create, assume or suffer to exist any Debt or any Guarantee, except for Permitted Debt.

          (d) Mergers; Sale of Assets. Adopt or carry out any plan of liquidation, partial liquidation, reorganization, incorporation, recapitalization, merger or consolidation nor sell, transfer or otherwise dispose of all or any substantial portion of its Assets (whether in one transaction or a series of related transactions), without the prior written consent of the Agent.
          (e) Investments. Purchase or acquire the obligations or stock of, or any other interest in, or make loans, advances or capital contributions to, any Person, except such obligations, stocks, loans, advances, capital contributions or other interests as comply with the Borrower’s Investment Policies and Restrictions.
          (f) Custodial Agreement; Investment Policies and Restrictions; Advisory Agreement. Without the prior written consent of the Agent (i) cancel or terminate the Custodial Agreement, (ii) permit or consent to any material amendment, modification or waiver of the Custodial Agreement unless the Borrower has delivered to the Agent a copy thereof together with a certificate of a Responsible Officer of the Borrower certifying that such amendment, modification or waiver could not reasonably be expected to have a Material Adverse Effect, (iii) take any action inconsistent in any material respect with the Prospectus or the Investment Policies and Restrictions, (iv) permit or cause the Advisory Agreement to be terminated or (v) permit or cause the Advisory Agreement to be amended, waived or otherwise modified in any respect that (A) could reasonably be expected to be adverse to any Secured Party or (B) would require the consent or approval of the shareholders of the Borrower; provided, that with respect to the foregoing clause (v) such consent of the Agent shall not be unreasonably withheld; or.
          (g) Amendments to Organizational Documents. Amend, terminate, supplement or otherwise modify its declaration of trust, by-laws or other organizational documents in any manner that could reasonably be expected to be materially adverse to any Secured Party.
          (h) ERISA. (i) Become an ERISA Affiliate of any Person that has any liability to any Plan, Multiemployer Plan or Benefit Arrangement or (ii) incur any liability or obligation with respect to any Plan, Multiemployer Plan or Benefit Arrangement.
          (i) [Reserved]
          (j) Liens. Create, assume or suffer to exist any Adverse Claim on any Asset now owned or hereafter acquired by it.
          (k) Senior Securities. Issue any “senior securities”, as such term is defined and used in the Investment Company Act, other than (i) shares of preferred stock of the Borrower with respect to which the Agent has received prior written notice as to such issuance and (ii) Permitted Senior Securities.
          (l) Margin Requirements. Extend credit to others for the purpose of buying or carrying any “margin stock” in such a manner as to violate Regulation U or Regulation X or use any portion of any Advance in violation of Regulation U or Regulation X.
          (m) Restricted Payments. Make any Restricted Payment (i) if any Default or Event of Default shall be continuing or shall result therefrom, (ii) if immediately after giving effect to such payment the Borrower will not be in full compliance with the Borrowing Base Test and the Asset Coverage Test, (iii) at any time after the Agent shall have delivered a Notice of Exclusive Control to the Custodian (unless such Notice of Exclusive Control has been revoked in writing by the Agent), or (iv) at any time after the Maturity Date of the Advances shall have occurred. Notwithstanding anything in clause (i) of this Section 5.02(m) to the contrary, the Borrower shall not be prohibited from making a Restricted Payment which constitutes a dividend during the continuance of a Default if (i) such dividend was declared prior to the occurrence of such Default, and (ii) after the payment of such dividend the Borrower will be in full compliance with the Borrowing Base Test and the Asset Coverage Test.
          (n) Name Change. Change its name (i) without giving the Agent at least thirty (30) days prior written notice, and (ii) unless all actions necessary and appropriate to protect and perfect the Secured Parties’ first priority perfected security interest in the Pledged Collateral have been taken and completed.
          (o) Custodian’s Overdraft Advances. Permit the Aggregate Custodian’s Advance Amount to at any time exceed $10,000,000.
          (p) Pledged Collateral; Notice of Exclusive Control. Without the prior written consent of the Agent, sell, dispose of or substitute any Pledged Collateral or originate any entitlement orders or other instructions with respect to any Pledged Collateral unless immediately following any such sale, disposition or substitution the Borrower will be in full compliance with the Borrowing Base Test. After the Borrower has received written notice of delivery by the Agent to the Custodian of a Notice of Exclusive Control, unless such Notice of Exclusive Control is revoked in writing by the Agent, give any instruction to the Custodian in respect of the Pledged Collateral without the prior written consent of the Agent.
          (q) Tender Offers. Repurchase its shares pursuant to any tender offer. For the avoidance of doubt, the Borrower shall be permitted to repurchase shares pursuant to a Quarterly Share Repurchase in an amount not in excess of the maximum repurchase offer amount permitted pursuant to Rule 23c-3 of the Investment Company Act.
          (r) Subsidiaries. Establish any Subsidiaries without the prior written consent of the Agent.
          (s) Industry Classifications. Without the prior written consent of the Agent, permit any change in any industry classification criteria set forth on Schedule IV hereto.
ARTICLE VI
EVENTS OF DEFAULT
          SECTION 6.01. Events of Default.
          If any of the following events (each an “Event of Default”) shall occur:
          (a) the Borrower or the Custodian shall fail to make or cause to be made in the manner and when due any payment or deposit to be made or to be caused to be made by it under this Agreement or any of the other Program Documents to which it is a party and such failure shall continue for (i) in the case of any principal payments on any Advance (other than the failure to comply with Section 2.05(b) in which no grace period or requirement of notice shall apply), two (2) Business Days, and (ii) in the case of all other payments (other than the failure to comply with Section 2.05(b) in which no grace period or requirement of notice shall apply), three (3) Business Days; or
          (b) the Borrower shall (i) fail to be in compliance with the Asset Coverage Test, provided that if a Responsible Officer of the Borrower has certified that the Borrower is taking all steps necessary to cause the Borrower to be in full compliance with the Asset Coverage Test within five (5) Business Days after such date of determination, such event shall not constitute an Event of Default unless such non-compliance shall continue for five (5) Business Days after such date of determination, or (ii) fail to comply with clause (b) of Section 2.05, clauses (d), (e)(iv), (e)(v), (g), (l) or (p) of Section 5.01, Section 5.02 or Section 9.11; or
          (c) the Borrower or the Custodian shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed under this Agreement or any other Program Document and (except with respect to any such failure of the Custodian that gives rise to a reasonable possibility of a Material Adverse Effect) such failure shall continue for thirty (30) Business Days; or
          (d) any representation or warranty made or deemed made by the Borrower or the Custodian under or in connection with this Agreement or any other Program Document or any other certificate, information or report delivered by or on behalf of the Borrower or the Custodian shall be deemed to have been false or incorrect in any material respect when made or deemed made or delivered; or
          (e) the Agent shall for any reason cease to have a valid and perfected first priority security interest in the Pledged Collateral (subject to the Lien of the Custodian securing (i) the Custodian’s Overdraft Advances to the extent permitted by Section 5.02(o), (ii) indemnification payments owing by the Borrower in favor of the Custodian in an amount not to exceed $100,000 and (iii) Permitted Expenses of the Custodian in an amount not to exceed $50,000) free and clear of all Adverse Claims or the Custodian, as collateral agent and/or securities intermediary under the Control Agreement, shall not have custody and control, as contemplated by the Control Agreement, of the Pledged Collateral; or
          (f) the Borrower, the Adviser or the Custodian shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, the Adviser or the Custodian seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either (x) such proceeding shall remain undismissed or unstayed for a period of sixty (60) days, (y) an order for relief against the Borrower, the Adviser or the Custodian shall have been entered and such order remains unstayed for a period of sixty (60) days, or (z) an order shall have been entered appointing a receiver, trustee, custodian or other similar official for it, or for any substantial part of its property and such order remains unstayed and in effect for a period of sixty (60) days; or the Borrower, the Adviser or the Custodian shall take any corporate action to authorize any of the actions set forth above in this subsection; provided, however, that the occurrence of any event set forth in this clause (f) in respect of the Custodian shall not constitute an Event of Default if, prior to the day which is seventy-five (75) days after the Borrower has actual knowledge of circumstances which give rise to such event, a successor custodian, reasonably satisfactory to the Agent, shall have been appointed as custodian under the Custodial Agreement and shall have assumed the obligations of the Custodian under the Custodial Agreement and the Control Agreement and the Agent shall have received such certificates and opinions as it shall have reasonably requested, all in form, scope and substance reasonably satisfactory to the Agent; or
          (g) any provision of any Program Document shall cease to be a legal, valid and binding obligation of any of the parties purported to be bound thereby, enforceable in accordance with its respective terms or the Borrower or the Custodian shall so assert in writing; or
          (h) any judgment or order, or any series of judgments or orders, shall have been entered against the Borrower, provided that (i) such judgments or orders shall aggregate to $10,000,000 or more, and (ii) enforcement actions have been commenced with respect thereto and have not been dismissed or stayed pending appeal for sixty (60) days of such entry; or
          (i) either (1) PFPC Trust Company (or (i) an Affiliate of PFPC Trust Company to the extent permitted to succeed PFPC Trust Company as Custodian under the Custodial Agreement without the consent of the Borrower or (ii) any other successor approved of in writing by the Agent (such consent not to be unreasonably withheld)) shall at any time cease to serve as Custodian under the Custodial Agreement or the Control Agreement, unless a successor thereto reasonably satisfactory to the Agent shall have assumed the duties of Custodian thereunder and in accordance with the terms of the Program Documents, or (2) the Custodian or the Borrower shall have given notice of the termination of the Custodial Agreement or the Control Agreement; provided, however, that an event specified in clause (2) above shall not constitute an Event of Default if prior to the tenth (10th) Business Day immediately preceding the effective date of such termination a successor custodian reasonably satisfactory to the Agent shall have been appointed as custodian under the Custodial Agreement and shall have assumed the obligations of the Custodian under the Custodial Agreement and the Control Agreement and the Agent shall have received such certificates and opinions as it shall have reasonably requested; or
          (j) any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower which Debt in the aggregate is at least $10,000,000 or enables (or, with the giving of notice or lapse of time or both would enable) the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof; or
          (k) Highland Capital (or (i) an Affiliate of Highland Capital reasonably acceptable to the Agent or (ii) any other Person acceptable to the Agent in its sole discretion) is not the current investment adviser for the Borrower;

then, and in any such event, in addition to all rights and remedies specified in this Agreement, including without limitation, Article VII, and the rights and remedies of a secured party under Applicable Law including, without limitation the UCC, the Agent, may, with the consent of the Managing Agents, and shall, at the direction of the Managing Agents, by notice to the Borrower, declare the Lender Termination Date and the Secondary Lender Termination Date to have occurred and declare the outstanding Advances to be due and payable (in which case the Lender Termination Date and the Secondary Lender Termination Date and the Maturity Date shall be deemed to have occurred); provided that, upon the occurrence of any event (without any requirement for the passage of time or the giving of notice, or both) described in subsection (f) of this Section 6.01, the Lender Termination Date, the Secondary Lender Termination Date and the Maturity Date shall be deemed to have automatically occurred.
ARTICLE VII
PLEDGE OF PLEDGED COLLATERAL;
RIGHTS OF THE AGENT
          SECTION 7.01. Security Interests.
          In consideration of the Lenders and the Secondary Lenders making and maintaining the Advances, and as collateral security for the prompt, complete and unconditional payment and performance of all of the Borrower Obligations, the Borrower hereby grants to the Agent for the benefit of the Secured Parties a continuing Lien upon and security interest in, all of the Borrower’s right, title and interest in, to and under all of the Borrower’s accounts, equipment, fixtures, inventory, investment property, payment intangibles, goods, chattel paper (both tangible and intangible), general intangibles, letter-of-credit rights, financial assets, supporting obligations, commercial tort claims, contract rights, instruments, promissory notes and documents, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto, and all products and proceeds thereof, whether now owned or existing or hereafter arising or acquired and wheresoever located, including, without limitation, each of the following (collectively, the “Pledged Collateral”):
          (i) all of the cash, Assets, investments and property from time to time credited to the Collateral Account, and all Security Entitlements with respect to the Collateral Account and all Loan Assets of the Borrower evidenced by, secured by or governed by any Loan Document;
          (ii) the Collateral Account (together with all other accounts in which the distributions referred to in clause (iii) below are remitted);
          (iii) all interest, dividends, stock dividends, stock splits, distributions and other money or property of any kind distributed in respect of the Assets, investments, property and Security Entitlements described in clause (i) above, including without limitation the principal, interest, fees and other payments in respect of such Loan Assets;

          (iv) all rights and remedies of the Borrower under the Loan Documents and the Custodial Agreement in respect of the Assets, investments, property and Security Entitlements described in clause (i) above;
          (v) all security interests, liens, collateral, property, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Assets, investments, property and Security Entitlements described in clause (i) above;
          (vi) all accounts, contract rights, documents, instruments, securities, investment property, chattel paper, general intangibles (including payment intangibles), inventory, goods, equipment and all other property of every kind and nature, now owned or hereafter acquired in respect of the Assets, investments, property and Security Entitlements described in clause (i) above;
          (vii) all books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to the Assets, investments, property and Security Entitlements described in clause (i) above; and
          (viii) all Proceeds of any and all of the foregoing.
Terms not otherwise defined in this Section 7.01 shall have the meaning set forth in Article 8 or 9, as applicable, of the New York UCC.
          SECTION 7.02. Substitution of Collateral and Release of Security Interest.
          (a) Subject to Section 5.02(p), so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such sale, disposition or substitution and the Borrowing Base Test will be satisfied immediately following such sale, disposition or substitution, the Borrower may originate entitlement orders and instructions with respect to the Collateral Account and may sell or dispose of or substitute Pledged Collateral in accordance with the terms of this Agreement and the Control Agreement. The Agent and the Secured Parties acknowledge and agree that upon the sale or disposition of an Asset which constitutes Pledged Collateral by the Borrower in compliance with the terms and conditions of this Section 7.02(a), the security interest of the Secured Parties in such Asset shall immediately terminate.
          (b) After the Program Termination Date, the Agent at the request of the Borrower shall execute, deliver and file such instruments as the Borrower shall reasonably request in order to reassign, release or terminate its security interest in the Pledged Collateral. Any and all actions under this Section 7.02 shall be without any recourse to, or representation or warranty by, the Agent or any Secured Party and shall be at the sole cost and expense of the Borrower.

          SECTION 7.03. Application of Proceeds.
          (a) After the occurrence and during the continuance of an Event of Default, all amounts received by the Agent in respect of the Borrower Obligations, including without limitation all Proceeds resulting from the sale or other disposition of the Pledged Collateral, shall be applied by the Agent in the following order and priority:
          First, to the payment of all amounts advanced or expended by the Agent and all costs and expenses incurred by the Agent in connection with the enforcement of the Secured Parties’ rights and remedies under the Program Documents;
          Second, to the extent funds are remaining after the above application, to each Managing Agent, on behalf of the related Lenders and the Secondary Lenders, for the payment of all accrued and unpaid Yield on all outstanding Advances on a pro-rata basis according to the amount of accrued Yield owing to each Lender and each Secondary Lender;
          Third, to the extent funds are remaining after the above applications, to each Managing Agent, on behalf of the related Lenders and the Secondary Lenders, for the payment of all fees payable under the Fee Letter on a pro rata basis according to the amount of such fees owing to each Lender and Secondary Lender;
          Fourth, to the extent funds are remaining after the above applications, to the applicable Managing Agent, on behalf of the related Lenders and the Secondary Lenders, for the payment of the principal amount of each outstanding Advance on a pro-rata basis according to the amount of principal owing to each Lender and each Secondary Lender; and
          Fifth, to the extent funds are remaining after the above applications, to the Secured Parties and any Affected Person for the payment of all other Borrower Obligations owing pursuant to this Agreement and the other Program Documents on a pro rata basis according to the amounts owed to each Person.
               The Agent shall, after the final payment in full of all Advances and the occurrence of the Program Termination Date, remit the remaining excess Proceeds which it had received from the sale or disposition of the Pledged Collateral to the Borrower’s Account.
          (b) For purposes of determining the application to be made of such monies and other cash proceeds by the Agent to the Managing Agents, the Lenders and the Secondary Lenders pursuant to this Section 7.03, the Agent may rely exclusively upon a certificate or other statement of a Managing Agent, a Lender or a Secondary Lender, as the case may be, setting forth in reasonable detail the amount then owing to such Managing Agent, Lender and such Secondary Lender, as the case may be. The Agent shall not be liable for any application of funds in accordance with any certificate or direction delivered pursuant to this Section 7.03; provided, however, that no application of funds in accordance with any certificate delivered pursuant to this Section 7.03 shall be deemed to restrict or limit the right of any party to contest with the purported obligee its respective liability in respect of the amount set forth in such certificate.

          SECTION 7.04. Rights and Remedies upon Event of Default.
          (a) The Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law, subject to compliance with all contractual provisions applicable to Pledged Collateral which are required to be complied with by the Agent. Upon the occurrence and during the continuance of an Event of Default, the Agent or its designees may, with the consent of the Managing Agents, and shall, at the direction of the Managing Agents, (i) deliver a Notice of Exclusive Control to the Custodian; (ii) instruct the Custodian to deliver any or all of the Pledged Collateral and any Loan Documents relating to the Pledged Collateral to the Agent or its designees and otherwise give all instructions and entitlement orders to the Custodian regarding the Pledged Collateral; (iii) require the Borrower to terminate the purchase of any additional Assets, whereupon the Borrower agrees to cease purchasing Assets (other than, as set forth in the Control Agreement, with respect to any transaction which is in the process of being executed prior to the delivery of a Notice of Exclusive Control); (iv) in accordance with the Control Agreement, require that the Custodian immediately take action to liquidate the Assets to pay amounts due and payable in respect of the Borrower Obligations; (v) sell or otherwise dispose of the Pledged Collateral, all without judicial process or proceedings; (vi) take control of the Proceeds of any such Pledged Collateral; (vii) subject to the provisions of the applicable Loan Documents, exercise any consensual or voting rights in respect of the Pledged Collateral; (viii) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Pledged Collateral; (ix) enforce the Borrower’s rights and remedies under the Custodial Agreement with respect to the Pledged Collateral; (x) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Pledged Collateral; (xi) require that the Borrower and the Custodian immediately take action to liquidate the Assets to pay amounts due and payable in respect of the Borrower Obligations; (xii) remove from the Borrower’s, the Adviser’s and their respective agents’ (other than, except as set forth in the Control Agreement, the Custodian) place of business all books, records and documents relating to the Pledged Collateral unless copies thereof shall have been provided to the Agent which copies of such books and records shall thereafter be deemed to be originals thereof; and/or (xiii) notify all Selling Institutions, Transaction Agents and Obligors related to the Loan Assets which constitute Pledged Collateral to make payments in respect thereof directly to the Agent’s Account; (xiv) at the request of the Agent execute all documents and agreements which are necessary or appropriate to have the Pledged Collateral which constitutes Loan Assets to be assigned to the Agent or its designee; and (xv) endorse the name of the Borrower upon any items of payment relating to the Pledged Collateral or upon any proof of claim in bankruptcy against an account debtor. For purposes of taking the actions described in Subsections (i) through (xv) of this Section 7.04(a) the Borrower hereby irrevocably appoints the Agent as its attorney-in-fact (which appointment being coupled with an interest is irrevocable while any of the Borrower Obligations remain unpaid), with power of substitution, in the name of the Agent or in the name of the Borrower or otherwise, for the use and benefit of the Agent, but at the cost and expense of the Borrower and without notice to the Borrower. The Agent shall comply in all material respects with any Applicable Law binding upon it with respect to its sale of the Pledged Collateral, including, without limitation, any obligation to act in a commercially reasonable manner.
          (b) All sums paid or advanced by the Agent in connection with the foregoing and all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection therewith, together with interest thereon at the Post-Default Rate from the date of payment until repaid in full, shall be paid by the Borrower to the Agent on demand and shall constitute and become a part of the Borrower Obligations secured hereby.
          SECTION 7.05. Remedies Cumulative.
          Each right, power, and remedy of the Agent and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Program Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Program Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Agent or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.
          SECTION 7.06. Enforcement of Remedies under the Custodial Agreement and Loan Documents.
          (a) The Borrower agrees that it shall (i) upon the request of the Agent (and at the Borrower’s own expense) diligently enforce the rights and remedies under the Custodial Agreement and at law or equity against the Custodian for the breach by the Custodian of any term, covenant or agreement thereunder relating to or affecting any Pledged Collateral, and (ii) diligently enforce its rights and remedies under the Loan Documents relating to the Pledged Collateral. The Borrower shall at all times enforce its rights and remedies under the Custodial Agreement and the Loan Documents with the same degree of care and diligence that it would exercise if this Agreement had not been entered into; provided that the Borrower shall not, in enforcing such rights and remedies, settle any claim against the Custodian without the prior written consent of the Agent (which consent shall not be unreasonably withheld).
          (b) The Borrower agrees that to the extent not expressly prohibited by the terms of the related Loan Documents, after the occurrence and during the continuance of an Event of Default, it shall (i) upon the written request of the Agent promptly forward to the Agent all information and notices which it receives under or in connection with the Loan Documents relating to the Pledged Collateral, and (ii) act and refrain from acting in respect of any request, act, decision or vote under the Loan Documents relating to the Pledged Collateral only in accordance with the direction of the Agent.
          SECTION 7.07. Authorization to File Financing Statements. The Borrower hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that indicate the Pledged Collateral as all assets of the Borrower or words of similar effect or as being of an equal or lesser scope or with greater detail.

ARTICLE VIII
THE AGENT AND THE MANAGING AGENTS
          SECTION 8.01. Authorization and Action.
          (a) Each Lender and each of the Secondary Lenders hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Program Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Program Documents, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties or obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Program Document or otherwise exist for the Agent. As to any matters not expressly provided for by this Agreement or the other Program Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Managing Agents; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, the other Program Documents or Applicable Law. Each Lender and each Secondary Lender agrees that in any instance in which the Program Documents provide that the Agent’s consent may not be unreasonably withheld, provide for the exercise of the Agent’s reasonable discretion, or provide to a similar effect, it shall not in its instructions to the Agent withhold its consent or exercise its discretion in an unreasonable manner.
          (b) Each Lender and each Secondary Lender hereby designates and appoints the Managing Agent for such Lender’s or Secondary Lender’s Lender Group as its Managing Agent hereunder to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Program Documents as are delegated to the Managing Agents by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Managing Agents shall not have any duties or responsibilities, except those expressly set forth herein or in the other Program Documents, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties or obligations or liabilities on the part of the Managing Agents shall be read into this Agreement or any other Program Document or otherwise exist for the Managing Agents. As to any matters not expressly provided for by this Agreement or the other Program Documents, no Managing Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lenders or the Secondary Lenders in the related Lender Group; provided, however, that no Managing Agent shall be required to take any action which exposes such Managing Agent to personal liability or which is contrary to this Agreement, the other Program Documents or Applicable Law. Each Lender and each Secondary Lender agrees that in any instance in which the Program Documents provide that its related Managing Agents’ consent may not be unreasonably withheld, provide for the exercise of such Managing Agents’ reasonable discretion, or provide to a similar effect, it shall not in its instructions to such Managing Agent withhold its consent or exercise its discretion in an unreasonable manner.

          SECTION 8.02. Delegation of Duties.
          (a) The Agent may execute any of its duties under this Agreement and each other Program Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
          (b) Each Managing Agent may execute any of its duties under this Agreement and each other Program Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
          SECTION 8.03. Reliance, Etc.
          (a) Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Program Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Adviser) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Secured Party or any other Person and shall not be responsible to any Secured Party or any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Program Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Program Documents or any Loan Documents on the part of the Borrower, the Adviser, the Custodian or any other Person or to inspect the property (including the books and records) of the Borrower, the Adviser, the Custodian or any other Person; (iv) shall not be responsible to any Secured Party or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Program Documents, any Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any other Program Document by acting upon any notice, consent, certificate or other instrument or writing (which may be delivered by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.
          (b) Neither any Managing Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Program Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Managing Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Adviser) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any

Secured Party or any other Person and shall not be responsible to any Secured Party or any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Program Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Program Documents or any Loan Documents on the part of the Borrower, the Adviser, the Custodian or any other Person or to inspect the property (including the books and records) of the Borrower, the Adviser, the Custodian or any other Person; (iv) shall not be responsible to any Secured Party or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Program Documents, any Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any other Program Document by acting upon any notice, consent, certificate or other instrument or writing (which may be delivered by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.
          SECTION 8.04. Indemnification.
          (a) Each of the Secondary Lenders agrees to indemnify and hold the Agent harmless (to the extent not reimbursed by or on behalf of the Borrower) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Program Document or any action taken or omitted by the Agent under this Agreement or any other Program Document; provided that no Secured Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each of the Secondary Lenders agrees to reimburse the Agent promptly upon demand for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the administration or enforcement (whether through negotiations, legal proceedings or otherwise) or legal advice in respect of rights or responsibilities under this Agreement or the other Program Documents, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. Each Secondary Lender shall be obligated to pay its Percentage of all amounts payable to the Agent under this Section 8.04. As used in this Section 8.04, the term “Percentage” in respect of any Secondary Lender means the fraction, expressed as a percentage, the numerator of which is the Secondary Lender Commitment of such Secondary Lender and the denominator of which is the Total Commitment.
          (b) Each of the Secondary Lenders agrees to indemnify and hold its related Managing Agent harmless (to the extent not reimbursed by or on behalf of the Borrower) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Managing Agent in any way relating to or arising out of this Agreement or any other Program Document or any action taken or omitted by such Managing Agent under this Agreement or any other Program Document; provided that no Secondary Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any

Managing Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each of the Secondary Lenders agrees to reimburse its related Managing Agent promptly upon demand for any out-of-pocket expenses (including reasonable counsel fees) incurred by such Managing Agent in connection with the administration or enforcement (whether through negotiations, legal proceedings or otherwise) or legal advice in respect of rights or responsibilities under this Agreement or the other Program Documents, to the extent that such Managing Agent is not reimbursed for such expenses by or on behalf of the Borrower. Each Secondary Lender shall be obligated to pay its Pro-Rata Share of all amounts payable to its related Managing Agent under this Section 8.04.
          SECTION 8.05. Successor Agent and Successor Managing Agent.
          (a) The Agent may, upon thirty (30) days’ notice to the Conduit Lender and the Secondary Lenders, resign as Agent. If the Agent shall resign, then the Lenders during such thirty (30) day period shall appoint from among the Secondary Lenders a successor agent. If for any reason a successor agent is not so appointed and does not accept such appointment during such thirty (30) day period, the Agent may appoint a successor agent. Any resignation of the Agent shall be effective upon the appointment of a successor agent pursuant to this Section 8.05 and the acceptance of such appointment by such successor. After the effectiveness of any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Program Documents and the provisions of this Article VIII and Section 9.04 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Program Documents.
          (b) Any Managing Agent may, upon thirty (30) days’ notice to the Agent , the related Conduit Lender and the related Secondary Lenders, resign as Managing Agent. If any Managing Agent shall resign, then the Lenders in such Managing Agent’s Lender Group during such thirty (30) day period shall appoint from among the Secondary Lenders in such Lender Group a successor agent. If for any reason a successor agent is not so appointed and does not accept such appointment during such thirty (30) day period, such Managing Agent may appoint a successor agent. Any resignation of a Managing Agent shall be effective upon the appointment of a successor agent pursuant to this Section 8.05 and the acceptance of such appointment by such successor. After the effectiveness of any retiring Managing Agent’s resignation hereunder as Managing Agent, the retiring Managing Agent shall be discharged from its duties and obligations hereunder and under the other Program Documents and the provisions of this Article VIII and Section 9.04 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was a Managing Agent under this Agreement and under the other Program Documents.
          SECTION 8.06. Notice of Name Change.
          In the event the Agent shall receive notice from the Borrower pursuant to Section 5.02(n) that the Borrower intends to change its name, the Agent shall promptly provide notice of such name change to each Rating Agency.

ARTICLE IX
MISCELLANEOUS
          SECTION 9.01. No Waiver; Modifications in Writing.
          No failure or delay on the part of any Secured Party in exercising any right, power or remedy hereunder or with respect to the Advances shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Secured Party, at law or in equity. No amendment, modification, supplement, termination or waiver of this Agreement shall be effective unless the same shall be in writing and signed by the Borrower, the Agent, the Managing Agents and the Conduit Lenders and the Rating Agency Condition shall have been satisfied with respect thereto. Any waiver of any provision of this Agreement, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
          SECTION 9.02. Notices, Etc.
          Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by prepaid telegram (with messenger delivery specified in the case of a telegram), or by facsimile transmission, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 9.02. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated on Schedule IX hereto or in the applicable Assignment and Acceptance or Joinder Agreement (or such other address as such Person shall specify in writing to the Borrower, the Agent and its respective Managing Agent), and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated on Schedule IX hereto or in the applicable Assignment and Acceptance or Joinder Agreement (or such other number as such Person shall specify in writing to the Borrower, the Agent and its respective Managing Agent).
          SECTION 9.03. Taxes.
          (a) Any and all payments by the Borrower under this Agreement, the Advance Notes or any other Program Document shall be made, in accordance with this Agreement, free and clear of and without deduction for any Indemnified Taxes. If the Borrower shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder, under any Advance Note or under any other Program Document to any Secured Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions

(including deductions applicable to additional sums payable under this Section 9.03) such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.
          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrower hereunder, under the Advance Notes or under any other Program Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Advance Notes or under any other Program Document (hereinafter referred to as “Other Taxes”).
          (c) The Borrower will indemnify each of the Secured Parties for the full amount of Indemnified Taxes or Other Taxes (including, without limitation, any Indemnified Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 9.03) paid by any Secured Party in respect of the Borrower and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date the Secured Party makes written demand therefor to the Borrower.
          (d) Within thirty (30) days after the date of any payment of Indemnified Taxes or Other Taxes, the Borrower will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.
          (e) No increased payments by the Borrower to any Secured Party or Eligible Assignee shall be required pursuant to this Section 9.03 if the applicable Secured Party or Eligible Assignee has not complied with the requirements of this Section 9.03(e) unless such Secured Party or Eligible Assignee is unable to comply with this Section 9.03(e) because of (x) a change in Applicable Law, regulation or official interpretation thereof or (y) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the Closing Date (or, in the case of any Eligible Assignee, after the date of the applicable assignment):
          (i) Each Secured Party and Eligible Assignee that is a United States Person (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower on or prior to the Closing Date (or, in the case of an Eligible Assignee that becomes party hereto pursuant to an Assignment and Acceptance or Joinder Agreement, on or prior to the date of such Assignment and Acceptance or Joinder Agreement, as applicable), and at such other times as may be necessary in the determination of the Borrower (in the reasonable exercise of its discretion), two properly completed and duly executed originals of United States Internal Revenue Service Form W-9 (or any successor form) certifying that such Secured Party or Eligible Assignee is not subject to United States federal backup withholding tax.

          (ii) Each Secured Party and Eligible Assignee that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower on or prior to the Closing Date (or, in the case of an Eligible Assignee that becomes party hereto pursuant to an Assignment and Acceptance or Joinder Agreement, on or prior to the date of such Assignment and Acceptance or Joinder Agreement, as applicable), and at such other times as may be necessary in the determination of the Borrower (in the reasonable exercise of its discretion), either of the following:
          (x) if such Secured Party or Eligible Assignee is not (1) a “bank” as described in Section 881(c)(3)(A) of the Code, (2) a 10% shareholder of the Borrower (within the meaning of Section 871(h)(3)(B) of the Code) or (3) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d)(4) of the Code, a statement, signed under penalty of perjury, to the effect that such Secured Party or Eligible Assignee is eligible for a complete exemption from withholding of United States federal income tax under the “portfolio interest” exemption and two properly complete and duly executed originals of United States Internal Revenue Service Form W-8BEN (or any successor form); or
          (y) two (2) properly completed and duly executed originals of United States Internal Revenue Service Form W-8BEN or Form W-8ECI (or any successor forms), certifying in either case that such Secured Party or Eligible Assignee is entitled to receive any payment under this Agreement or any of the other Program Documents without deduction or withholding of any United States federal income tax, and such other documentation required under the Code and reasonably requested by the Borrower to establish that such Secured Party or Eligible Assignee is not subject to any such deduction or withholding of United States federal income tax.
          (f) If any Secured Party or Eligible Assignee determines, in its sole discretion, that it has received a refund with respect to any Indemnified Taxes or Other Taxes or with respect to which the Borrower has paid additional amounts pursuant to Section 9.03, it shall promptly pay to the Borrower an amount equal to such refund actually received (but only to the extent of the indemnity payments made, or additional amounts paid, by the Borrower under this Section 9.03 with respect to Indemnified Taxes or Other Taxes giving rise to such refund), net of all out of pocket expenses of such Secured Party or Eligible Assignee; provided that the Borrower, upon the request of such Secured Party or Eligible Assignee, agrees to repay the amount paid over to the Borrower to such Secured Party or Eligible Assignee (plus any interest or other charges imposed by the relevant Authority) in the event the Secured Party or Eligible Assignee is required to repay such refund to an Authority.
          (g) Each Secured Party shall take all reasonable actions (consistent with its internal policy and with legal and regulatory restrictions) requested by Borrower to assist Borrower, at the sole expense of Borrower, to recover from the relevant Authority any Indemnified Taxes or Other Taxes in respect of which amounts were paid by Borrower pursuant to Sections 9.03(a), (b) or (c). However, a Secured Party will not be required to take any action that would be, in the sole judgment of such Secured Party, legally inadvisable, or commercially or otherwise disadvantageous to such Secured Party, and in no event shall such Secured Party be required to disclose any Tax returns or any other information that, in the sole judgment of such Secured Party, is confidential.
          (h) Any Secured Party claiming any increased or additional payments pursuant to Section 9.03(a), (b) or (c) or that becomes aware that such increased or additional payment will be required shall use its reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office or any other office from which such Secured Party makes or maintains any extension of credit under any Program Documents, if the making of such would avoid the need for or reduce the amount of any such increased or additional payment amount that may thereafter accrue. In addition, each Secured Party shall take all actions that would not result in unreasonable costs, administrative burdens or other hardships on such Secured Party and that are consistent with Applicable Law to (i) maintain all exemptions available to it from withholding taxes (whether available by treaty or administrative waiver) and (ii) minimize any increased or additional payment amounts payable by the Borrower hereunder.
          SECTION 9.04. Costs and Expenses; Indemnification.
          (a) The Borrower agrees to promptly pay on demand all reasonable costs and expenses of each of the Secured Parties (including, without limitation, the fees and disbursements of counsel (whether through negotiations, legal proceedings or otherwise)), in connection with the preparation, review, negotiation, reproduction, execution, delivery, administration, modification and amendment of this Agreement, the Advance Notes or any other Program Document, including, without limitation, the reasonable fees and disbursements of counsel for the Secured Parties with respect thereto and with respect to advising the Secured Parties, as to its rights, remedies and responsibilities under this Agreement and the other Program Documents, all actuarial fees, UCC filing fees, periodic auditing expenses and all other related fees and expenses. The Borrower agrees to promptly pay on demand all costs and expenses of each of the Secured Parties (including, without limitation, the fees and disbursements of counsel (whether through negotiations, legal proceedings or otherwise)), in connection with the enforcement of this Agreement, the Advance Notes or any other Program Document, including, without limitation, the reasonable fees and disbursements of counsel for the Secured Parties with respect thereto and with respect to advising the Secured Parties, as to its rights, remedies and responsibilities under this Agreement and the other Program Documents.
          (b) In addition, the Borrower shall pay on demand in connection with the transaction contemplated by the Program Documents, the applicable pro rata costs and expenses of the rating agencies’ rating the Conduit Lender’s promissory notes.
          (c) The Borrower agrees to indemnify and hold harmless each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, obligations, expenses, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever, (including, without limitation, the reasonable fees and disbursements of counsel) (collectively the “Liabilities”) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement or any other Program Document or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated), including, without limitation any such Liability that is incurred or arises out of or in connection with, or by reason of any one or more of the following: (i) preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement or any other Program Document or any of the transactions contemplated hereby or thereby; (ii) any breach or alleged breach of any covenant by the Borrower or the Custodian contained in any Program Document; (iii) any representation or warranty made or deemed made by the Borrower or the Custodian, contained in any Program Document or in any certificate, statement or report delivered in connection therewith is, or is alleged to be, false or misleading; (iv) any failure by the Borrower or the Adviser to comply with any Applicable Law or contractual obligation binding upon it; (v) any failure to vest, or delay in vesting, in the Secured Parties a first priority perfected security interest in all of the Pledged Collateral; (vi) any action or omission, not expressly authorized by the Program Documents, by the Borrower or the Adviser which has the effect of reducing or impairing the Pledged Collateral or the rights of the Agent or the Secured Parties with respect thereto; (vii) any Default or Event of Default; and (viii) any claim that any Secured Party has assumed any obligation or liability of the Borrower under any Loan Document or otherwise; and (ix) any transactions related to the funding, carrying or repayment of the outstanding principal amount of the Advances in connection with the Program Documents; except to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Party’s gross negligence or willful misconduct.
          (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 9.04 shall survive the termination of this Agreement and the payment in full of principal and Yield on the Advances.
          SECTION 9.05. Execution in Counterparts.
          This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.
          SECTION 9.06. Assignability.
          (a) This Agreement and each Conduit Lender’s rights and obligations herein (including the outstanding Advances) shall be assignable by such Conduit Lender and its successors and assigns to an Eligible Assignee; provided that without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall in any event not be required if an Event of Default shall have occurred and be continuing) such Conduit Lender shall not assign its rights and obligations under this Agreement to any Person other than to an Affiliate of its respective Managing Agent which is a special purpose entity that issues promissory notes. Each such assignor shall notify the Agent, its respective Managing Agent and the Borrower of any such assignment. Each such assignor may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Borrower, including the Pledged Collateral, furnished to such assignor by or on behalf of the Borrower or by the Agent; provided that, prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Borrower received by it from any of the foregoing entities. Notwithstanding the foregoing, without the consent of the Borrower, each Conduit Lender may, pursuant to the applicable Asset Purchase Agreement or otherwise, sell, assign, transfer and convey all or any portion of the Advances maintained by such Conduit Lender, together with all rights hereunder and under the Program Documents in respect thereof, to any bank or financial institution that is also a Secondary Lender.
          (b) Each Secondary Lender may, with the written consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall, in any event, not be required if an Event of Default shall have occurred and be continuing), assign all or a portion of its rights and obligations under this Agreement to any Eligible Assignee (including, without limitation, all or a portion of its Secondary Lender Commitment and the outstanding Advances or interests therein owned by it); provided that the Borrower’s consent to any such assignment shall not be required if the assignee is an existing Secondary Lender or an Affiliate of an existing Secondary Lender. The parties to each such assignment shall execute and deliver to the Agent and the applicable Managing Agent an Assignment and Acceptance. Notwithstanding any other provision of this Section 9.06, any Secondary Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of principal and Yield) under this Agreement to secure obligations of such Secondary Lender, without notice to or consent of the Borrower, the Agent or any Managing Agent; provided that no such pledge or grant of a security interest shall release such Secondary Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Secondary Lender as a party hereto.
          (c) The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent and each Managing Agent.
          (d) The Borrower acknowledges and agrees that each Lender’s (other than the Conduit Lenders) and each Secondary Lender’s source of funds may derive in part from its participants. Accordingly, references in Sections 2.06, 2.07, 2.08, 9.03 and 9.04 and the other terms and provisions of this Agreement and the other Program Documents to rates, determinations, reserve and capital adequacy requirements, accounting principles, expenses, increased costs, reduced receipts and the like as they pertain to the Lender and the Secondary Lenders shall be deemed also to include those of each of its participants; provided that the Borrower shall not be required to reimburse a participant of a Secondary Lender pursuant to Sections 2.06, 2.07, 2.08, 9.03 and 9.04 in an amount in excess of the amount that would have been payable to such Secondary Lender had such participation not been made.
          (e) The Agent shall maintain at its address specified in Section 9.02 or such other address as the Agent shall designate in writing to the Lenders and Secondary Lenders, a copy of this Agreement and each signature page hereto and each Assignment and Acceptance and Joinder Agreement delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Managing Agents, Lenders and Secondary Lenders, their Secondary Lender Commitment, effective dates and Secondary Lender Stated

Expiration Date, and the aggregate outstanding principal amount of the outstanding Advances made by each Lender and Secondary Lender under this Agreement. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, the Managing Agents, the Lenders and the Secondary Lenders shall treat each Person whose name is recorded in the Register as a Lender or Secondary Lender, as applicable, hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Secondary Lender at any reasonable time and from time to time upon reasonable prior notice. No interest hereunder may be transferred unless entered in the Register.
          SECTION 9.07. Governing Law.
          THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.
          SECTION 9.08. Severability of Provisions.
          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
          SECTION 9.09. Confidentiality.
          (a) Each of the Secured Parties agrees (i) to keep all non-public information with respect to the Borrower and the Adviser and their respective Affiliates which such Secured Party receives pursuant to the Program Documents (collectively, the “Borrower Information”) confidential and to disclose Borrower Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives of the Secured Parties (collectively, the “Secured Party Representatives”), to providers of program-wide credit enhancement for the Conduit Lenders, and to S&P, Moody’s and any other rating agency that rates the promissory notes of the Conduit Lenders (collectively, the “Rating Agencies”) which, in each case, may have a need to know or review such Borrower Information for the purpose of assisting in the negotiation, completion, administration and evaluation of this Agreement; (ii) to use the Borrower Information only in connection with this Agreement and not for any other purpose; and (iii) to cause its related Secured Party Representatives to comply with the provisions of this Section 9.09(a).
          The provisions of this Section 9.09(a) shall not apply to any Borrower Information that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than any Secured Party or any Secured Party Representative or that is required to be disclosed by Applicable Law or regulation or is requested by any Authority with jurisdiction over any Secured Party or Secured Party Representative or any of its Affiliates.
          (b) Notwithstanding the foregoing, the Borrower Information may be disclosed by any Secured Party Representative to permitted assignees and participants and potential assignees and participants under this Agreement to the extent such disclosure is made pursuant to a written agreement of confidentiality substantially similar to this Section 9.09.
          (c) The obligations of the Borrower, the Agent, each Managing Agent each Secondary Lender and each Lender under this section shall be in effect from the date of this Agreement until seven years from the date of the termination of this Agreement
          SECTION 9.10. Merger.
          The Program Documents taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof. The Program Documents supersede any prior agreements among the parties relating to the subject matter thereof.
          SECTION 9.11. No Proceedings; No Recourse.
          Each of the Borrower, the Agent, the Managing Agents, the Secondary Lenders and each assignee of an Advance or any interest therein and each entity which enters into a commitment to make Advances to the Borrower hereunder hereby agrees that it will not institute against any Conduit Lender any proceeding of the type referred to in Section 6.01(f) so long as any promissory notes or other senior indebtedness issued by any Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such promissory notes or other senior indebtedness shall have been outstanding. The obligations of each Conduit Lender under and in connection with this Agreement and the other Program Documents are solely the obligations of such Conduit Lender. It is expressly agreed that no recourse shall be had for the payment of any amount owing in respect of this Agreement or any other Program Document or for any other obligation or claim arising out of or based upon this Agreement or any other Program Document, against any member, stockholder, employee, officer, manager, director, organizer or incorporator of such Conduit Lender or against any member, stockholder, employee, officer, manager, director, organizer or incorporator of any such member, stockholder or manager.
          SECTION 9.12. Survival of Representations and Warranties.
          All representations and warranties made hereunder, in the other Program Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder. The agreements in Sections 9.03, 9.04, 9.09 and 9.11 shall survive the termination of this Agreement.
          SECTION 9.13. Loan Documents.
          No obligation or liability of the Borrower is intended to be assumed by the Agent or any other Secured Party under or as a result of this Agreement or the other Program Documents, and the transactions contemplated hereby and thereby, including, without limitation, under any Loan Document and, to the maximum extent permitted under provisions of law, the Agent and the other Secured Parties expressly disclaim any such assumption. The Borrower shall indemnify, defend and hold harmless the Agent and the other Secured Parties from any loss, liability or expense incurred as a result of any claim that any such obligation or liability has been so assumed.
          If an Event of Default under Section 6.01(f) in respect of the Borrower shall have occurred and is continuing or the Agent shall have delivered a Notice of Exclusive Control to the Custodian, and such notice has not been revoked by the Agent, the Borrower will use its best efforts to obtain and give all necessary consents under all Loan Documents relating to any Pledged Collateral and execute and deliver all agreements and documents which are necessary or appropriate in order to enable the Secured Parties to enforce their rights and remedies hereunder and under the other Program Documents, including without limitation, to permit the Pledged Collateral which constitutes Loan Assets to be assigned to the Agent or its designees. In addition, the Borrower shall pay all assignment fees which are required to be paid pursuant to the Loan Documents relating to the Pledged Collateral in connection with the foregoing. The Agent and the Secured Parties acknowledge that in order to enforce certain of their remedies in respect of the Pledged Collateral which constitutes Loan Assets after the occurrence of an Event of Default, certain provisions of the related Loan Documents may need to be complied with, including provisions requiring the consent of the related Transaction Agent and/or Obligor.
          SECTION 9.14. Submission to Jurisdiction; Waivers; Etc.
          The Borrower hereby irrevocably and unconditionally:
          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Program Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;
          (b) consents that any such action or proceeding may be brought in any of such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.02 or at such other address as may be permitted thereunder;
          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction or court;
          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding against any Secured Party arising out of or relating to this Agreement or any other Program Document any special, exemplary, punitive or consequential damages; and

          (f) acknowledges and agrees that in addition to any right of setoff, banker’s lien or counterclaim a Secured Party may otherwise have, each Secured Party shall be entitled, at its option, to set-off any amount owing by it to the Borrower or any balances held by it for the account of the Borrower against any Borrower’s Obligations which is not paid when due.
          SECTION 9.15. E-Mail Reports.
          Subject to the following terms and conditions the Borrower may, unless otherwise notified to the contrary by the Agent or any Managing Agent, transmit Investor Reports and Weekly Portfolio Reports to the Agent and each Managing Agent by electronic mail (each an “E-Mail Report”). Each E-Mail Report shall be formatted as the Agent and such Managing Agent may designate from time to time. Each E-Mail Report shall be sent to the Agent and each Managing Agent at an electronic mail address designated by the Agent and such Managing Agent, and the executed “summary sheet” for each E-Mail Report shall be transmitted via facsimile transmission to the Agent and each Managing Agent at the facsimile numbers specified for the Agent and such Managing Agent in Section 9.02.
          SECTION 9.16. Waiver of Jury Trial.
          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER PROGRAM DOCUMENT OR FOR ANY COUNTERCLAIM THEREIN OR RELATING THERETO.
          SECTION 9.17. Several Obligations.
          Except for the commitment of the Secondary Lenders to make Advances if the Conduit Lender has declined to make an Advance to the extent expressly required by Section 2.02, no Lender or Secondary Lender shall be responsible for the failure of any other Lender or Secondary Lender to make any Advance or to perform any obligation on this Agreement or any other Program Document. The Agent shall not have any liability to the Borrower, any Managing Agent, any Lender or any Secondary Lender for the Borrower’s, any Managing Agent’s, any Lender’s or any Secondary Lender’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Program Document. The Agent shall not have any liability to the Borrower, any Managing Agent, any Lender or any Secondary Lender for the Borrower’s, any Managing Agent’s, any Lender’s or any Secondary Lender’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Program Document. No Managing Agent shall not have any liability to the Borrower, the Agent, any Lender or any Secondary Lender for the Borrower’s, the Agent’s, any Lender’s or any Secondary Lender’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Program Document. No Managing Agent have any liability to the Borrower, the Agent, any Lender or any Secondary Lender for the Borrower’s, the Agent’s, any Lender’s or any Secondary Lender’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Program Document.

          SECTION 9.18. Limitation on Liability.
          The Borrower’s Declaration of Trust is on file with the Secretary of the State of Delaware. This Agreement is executed on behalf of the Borrower by the Borrower’s officers as officers and not individually and the obligations imposed upon the Borrower by this Agreement are not binding upon any of the Borrower’s trustees, officers or shareholders individually but are binding only upon the assets and property of the Borrower.
          SECTION 9.19. Additional Lender Groups. Upon the Borrower’s request, with the consent of the Administrative Agent, an additional Lender Group may be added to this Agreement at any time by the execution and delivery of a Joinder Agreement by the members of such proposed additional Lender Group, the Borrower, the Administrative Agent and each Managing Agent. Upon the effective date of such Joinder Agreement, (i) each Person specified therein as a “Conduit Lender”, if any, shall become a party hereto as a Conduit Lender, entitled to the rights and subject to the obligations of a Conduit Lender hereunder, (ii) each Person specified therein as a “Secondary Lender” shall become a party hereto as a Secondary Lender, entitled to the rights and subject to the obligations of a Secondary Lender hereunder, (iii) each Person specified therein as a “Managing Agent” shall become a party hereto as a Managing Agent, entitled to the rights and subject to the obligations of a Managing Agent hereunder, (iv) the Total Commitment shall be increased by an amount equal to the aggregate Secondary Lender Commitments of the Secondary Lenders party to such Joinder Agreement and (v) the Administrative Agent shall administer a reallocation of the Advances ratably among the Lender Groups (including such additional Lender Group) after giving effect to such increase in the Total Commitment (without any premium or penalty payable by the Borrower, except for any Liquidation Fee or amount payable under Section 2.08). The Administrative Agent shall give each Lender prompt notice of the addition of any Lender Group.
          SECTION 9.20. Amendment and Restatement. The Borrower, each Managing Agent, each Conduit Lender, the Secondary Lenders and the Agent agree that, upon (i) the execution and delivery of this Agreement by each party hereto and (ii) the satisfaction (or waiver thereof by the Agent) of the conditions precedent set forth in Section 3.01, the terms and provisions of the Existing Credit Agreement shall be amended, superseded and restated in their entirety by the terms and provisions of this Agreement and, unless expressly stated to the contrary, each reference to the Existing Credit Agreement in any of the Program Documents or any other document, instrument or agreement delivered in connection therewith shall mean and be a reference to this Agreement. This Agreement is not intended to and shall not constitute a novation of the Existing Credit Agreement or the obligations and liabilities thereunder. The commitment of each of the Secondary Lenders, each Conduit Lender, each Managing Agent and the Agent shall, on the date hereof, automatically be deemed amended and the only commitments of the Secondary Lenders, the Conduit Lenders, the Managing Agents and the Agent shall be those hereunder.
[REMAINDER OF PAGE INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HIGHLAND FLOATING RATE ADVANTAGE FUND, as Borrower

By:	/s/ Joe Dougherty

Name: Joe Dougherty Title: Senior Vice President
Signature Page to
Amended and Restated Credit Agreement

Secondary Lender and Managing Agent for the Liberty Street/Bay Street Lender Group:	THE BANK OF NOVA SCOTIA, ACTING THROUGH ITS NEW YORK AGENCY

	By:	/s/ Darren Ward

Name: Darren Ward Title: Director Percentage: 100%

Conduit Lender:
LIBERTY STREET FUNDING LLC

	By:	/s/ Jill A. Russo

Name: Jill A. Russo Title: Vice President

Conduit Lender:	BAY STREET FUNDING TRUST

	By:	/s/ Doug Noe

Name: Title:
Signature Page to
Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA, ACTING THROUGH ITS NEW YORK AGENCY, as Agent

By:	/s/ Darren Ward

Name: Darren Ward Title: Director
Signature Page to
Amended and Restated Credit Agreement

EXHIBIT A
FORM OF ADVANCE NOTE
ADVANCE NOTE

$___	___, ___
     FOR VALUE RECEIVED, on the Maturity Date (as defined in the Credit Agreement hereinafter referred to) of each Advance made by the [Lender Group] to the undersigned (the “Borrower”) pursuant to the Credit Agreement (defined below), the Borrower hereby promises to pay [Managing Agent], as Managing Agent for the [___] Lender Group (together with its successors and assigns in such capacity, the “Managing Agent”), the unpaid principal amount of each such Advance, in immediately available funds and in lawful money of the United States of America, and to pay Yield on the unpaid balance of said principal Advance from the Borrowing Date thereof, until the principal amount thereof shall have been paid in full, in like funds and money as provided in said Credit Agreement for Advances made by the [Lender Group] and at the maturity thereof. Capitalized terms used in this promissory note unless otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.
     This promissory note is an Advance Note referred to in the Amended and Restated Revolving Credit and Security Agreement dated as of October 7, 2008 (as from time to time amended, modified, or supplemented, the “Credit Agreement”) among the Borrower, the Conduit Lenders from time to time party thereto, the Secondary Lenders from time to time party thereto, the Managing Agents from time to time party thereto and The Bank of Nova Scotia, acting through its New York Agency, as agent. The date and principal amount of each Advance made to the Borrower and of each repayment of principal thereon shall be recorded by the Managing Agent or its designee on Schedule II attached to this Advance Note, and the aggregate unpaid principal amount shown on such schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Advances made by the [Conduit Lender] [Secondary Lender]. The failure to record or any error in recording any such amount on such schedule shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement to repay the principal amount of the Advances together with all Yield accrued thereon.
     The Borrower’s Declaration of Trust is on file with the Secretary of the State of Delaware. This Agreement is executed on behalf of the Borrower by the Borrower’s officers as officers and not individually and the obligations imposed upon the Borrower by this Agreement are not binding upon any of the Borrower’s trustees, officers or shareholders individually but are binding only upon the assets and property of the Borrower.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

HIGHLAND FLOATING RATE ADVANTAGE FUND
By:
Name:
Title:

SCHEDULE II
TO EXHIBIT A
     This Advance Note evidences Advances made by [INSERT NAME OF LENDER GROUP], (the [“Conduit Lender”] [“Secondary Lender”]) under the Amended and Restated Revolving Credit and Security Agreement dated as of October 7, 2008 (as from time to time amended, modified, or supplemented, the “Credit Agreement”) among the Borrower, the Conduit Lenders from time to time party thereto, the Secondary Lenders from time to time party thereto, the Managing Agents from time to time party thereto and THE BANK OF NOVA SCOTIA, ACTING THROUGH ITS NEW YORK AGENCY, as agent, in the principal amounts and on the dates set forth below, subject to the payments and prepayments of principal set forth below:

	PRINCIPAL	PRINCIPAL	PRINCIPAL
	AMOUNT	AMOUNT PAID	BALANCE	NOTATION
DATE	ADVANCED	OR PREPAID	OUTSTANDING	BY

EXHIBIT B
FORM OF NOTICE OF BORROWING
THE BANK OF NOVA SCOTIA,
ACTING THROUGH ITS NEW YORK AGENCY,
as Agent and as Managing Agent
Asset-Backed Finance
One Liberty Plaza, 26th Floor
New York, NY 10006
Attention: Darren Ward
[Additional Managing Agents]
NOTICE OF BORROWING
     This Notice of Borrowing is made pursuant to Section 2.02 of that certain Amended and Restated Revolving Credit and Security Agreement dated as of October 7, 2008, among the Conduit Lenders from time to time party thereto, the Secondary Lenders from time to time party thereto, the Managing Agents from time to time party thereto , The Bank of Nova Scotia, acting through its New York Agency, as agent, and Highland Floating Rate Advantage Fund, as borrower (the “Borrower”) (as the same may from time to time be amended, supplemented, waived or modified, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to those terms in the Credit Agreement.
     1. The Borrower hereby requests that on ___, ___ (the “Borrowing Date”) it receive borrowings under the Credit Agreement in an aggregate principal amount of ___ Dollars ($___) (the “Proposed Borrowing”). Of the Proposed Borrowing,                             Dollars ($         ) is allocable to the Liberty Street/Bay Street Lending Group and                         Dollars ($          ) is allocable to the [___ Lending Group.
     2. The Borrower hereby gives notice of its request for an Advance or Advances in the aggregate principal amount equal to the Proposed Borrowing to the Agent and each Managing Agent pursuant to Section 2.02 of the Credit Agreement and requests that each Lender Group remit, or cause to be remitted, the proceeds thereof in an amount equal to such Lender Group’s Requested Amount to [the Borrower’s Account] [SPECIFY ACCOUNT, IF APPLICABLE].
     3. The Borrower certifies that (i) the representations and warranties of the Borrower contained or reaffirmed in Section 4.01 of the Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to any earlier date); (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing; (iii) the Borrower has performed in all material respects all agreements and satisfied all conditions under the Credit Agreement to be performed by it on or before the date hereof; (iv) the conditions precedent to the making of the proposed borrowings set forth in Article III of the Credit Agreement have been fully satisfied; (v) immediately after the making of any such Advance, the aggregate outstanding principal amount of all Advances shall not exceed the Total Commitment for the Borrower; and (vi) immediately after giving effect to such Advance, the aggregate credit extended by the Lenders and the Secondary Lenders under the Credit Agreement does not exceed the sum of (x) the Margin Stock Percentage of the current market value (as defined in Regulation U) of all Margin Stock of the Borrower as specified in Annex A hereto, plus, (y) the good faith loan value (as determined in accordance with Regulation U) of all other Assets of the Borrower as specified in Annex A hereto. It is the intent of the parties to the Credit Agreement that Annex A to this Notice of Borrowing shall constitute an amendment to the Form FR U-1 or Form FR G-3 purpose statement executed by the applicable Lenders or Secondary Lenders funding an Advance in connection with this Notice of Borrowing, which amendment shall be attached to such purpose statement as required by Section 221.3(c)(iv) of Regulation U. The Borrower further represents and warrants that it owns the Pledged Collateral free and clear of any Adverse Claims and that the attached current list of collateral of the Borrower adequately supports all credit extended under the Credit Agreement as determined in accordance with Regulation U.

WITNESS my hand on this ____ day of _________, ____.

HIGHLAND FLOATING RATE ADVANTAGE FUND
By:
Name:
Title:

Annex A
[CURRENT LIST OF COLLATERAL OF BORROWER WHICH ADEQUATELY SUPPORTS ALL CREDIT EXTENDED UNDER THE CREDIT AGREEMENT]

EXHIBIT C
[RESERVED]

C-1

EXHIBIT D
FORM OF NOTICE OF PREPAYMENT
HIGHLAND FLOATING RATE ADVANTAGE FUND
13455 Noel Rd., Suite 800
Dallas, TX 75240
THE BANK OF NOVA SCOTIA ACTING
THROUGH ITS NEW YORK AGENCY, as Agent and
as Managing Agent
Asset-Backed Finance
One Liberty Plaza, 26th Floor
New York, NY 10006
Attention: Darren Ward
[Additional Managing Agent]
NOTICE OF PREPAYMENT
     This Notice of Prepayment is made pursuant to Section 2.05 of that certain Amended and Restated Revolving Credit and Security Agreement dated as of October 7, 2008, among the Conduit Lenders from time to time party thereto, the Secondary Lenders from time to time party thereto, the Managing Agents from time to time party thereto, The Bank of Nova Scotia, acting through its New York Agency, as agent, and Highland Floating Rate Advantage Fund, as borrower (the “Borrower”) (as the same may from time to time be amended, supplemented, waived or modified, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to those terms in the Credit Agreement.
     1. The Borrower hereby gives notice that on ___, ___ (the “Prepayment Date”) it will prepay under the Credit Agreement in the principal amount of ___ Dollars ($___) (the “Prepayment Amount”).
     2. The Borrower hereby gives notice of intent to prepay in the aggregate principal amount equal to the Prepayment Amount to the Agent and each Managing Agent pursuant to Section 2.05 of the Credit Agreement and will remit, or cause to be remitted, the proceeds thereof to [INSERT ACCOUNT INFORMATION].
     3. The Borrower certifies that such prepayment is [a voluntary prepayment pursuant to Section 2.05(a), requires one (1) Business Day’s prior written notice, and shall be an integral multiple of $100,000, with a minimum amount of $1,000,000][due to non-compliance with the Borrowing Base Test pursuant to Section 2.05(b) and requires payment on the Prepayment Date][due to non-compliance with the Asset Coverage Test and requires payment on

D-1

the Prepayment Date][due to the requirements of Section 2.05(c) and requires payment on the Prepayment Date].
WITNESS my hand on this ____ day of _________, ____.

HIGHLAND FLOATING RATE ADVANTAGE FUND
By:
Name:
Title:

D-2

EXHIBIT E
PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS
In addition to the representations, warranties and covenants contained in the Agreement, to induce the Lender, the Secondary Lenders and the Managing Agents and the Agent to enter into the Agreement and, in the case of the Lender and the Secondary Lender, to make Advances thereunder, the Borrower hereby represents, warrants and covenants to the Agent, the Managing Agents, the Lender and the Secondary Lenders as to itself as follows:
General
1. The Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Pledged Collateral in favor of the Agent for the benefit of the Secured Parties, which security interest is prior to all other Liens (subject to the Lien of the Custodian securing (i) the Custodian’s Overdraft Advances to the extent permitted by Section 5.02(o), (ii) indemnification payments owing by the Borrower in favor of the Custodian in an amount not to exceed $100,000 and (iii) Permitted Expenses of the Custodian in an amount not to exceed $50,000), and is enforceable as such as against creditors of and purchasers from the Borrower.
2. The Pledged Collateral held in the Collateral Account constitutes “security entitlements” arising from “investment property” within the meaning of the applicable UCC.
3. The Collateral Account constitutes a “securities account” within the meaning of the applicable UCC.
4. All of the Pledged Collateral that constitute securities entitlements have been and will have been credited to the Collateral Account. The securities intermediary for the Collateral Account has agreed to treat all assets credited to the Collateral Account as “financial assets” within the meaning of the applicable UCC.
Creation
5. The Borrower owns and has good and marketable title to the Pledged Collateral free and clear of any Lien, claim or encumbrance of any Person, excepting only the Liens of the Agent for the benefit of the Secured Parties under the Agreement and Permitted Liens.
6. The Borrower has received all consents and approvals required by the terms of the Pledged Collateral that constitute securities entitlements, certificated securities or uncertificated securities to transfer to the Agent for the benefit of the Secured Parties a security interest and rights in the Pledged Collateral under the Agreement.
Perfection
7. The Borrower has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law to the extent effective under the applicable UCC to perfect the security interest in the Pledged Collateral granted to the Agent for the benefit of the Secured Parties under the Agreement.
8. With respect to Pledged Collateral that constitutes securities accounts or securities entitlements, either:
(a) the Borrower has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest granted in the Pledged Collateral to the Agent for the benefit of the Secured Parties; or
(b) the Borrower has delivered to the Agent a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all entitlement orders originated by the Agent relating to the Collateral Account without further consent by the Borrower; or
(c) the Borrower has taken all steps necessary to cause the securities intermediary to identify in its records the Agent as the person having a security entitlement against the securities intermediary in the Collateral Account.
9. With respect to Pledged Collateral that constitutes certificated securities (other than securities entitlements), either:
(a) the Borrower has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest granted in the Pledged Collateral to the Agent for the benefit of the Secured Parties; or
(b) the Agent has received a written acknowledgment from the Custodian that the Custodian (i) is not a securities intermediary, (ii) is holding the security certificates that constitute or evidence the Pledged Collateral solely on behalf of and for the benefit of Agent, and (iii) each such security certificate either (A) is in bearer form, (B) has been indorsed by an effective indorsement to the Agent or the Custodian or in blank, or (C) has been registered in the name of the Agent or the Custodian; or
(c) the Agent has received a written acknowledgment from the Custodian that the Custodian (i) is a securities intermediary, (ii) is holding the security certificates in registered form that constitute or evidence the Pledged Collateral on behalf of and for the benefit of Agent, and (iii) each such security certificate either: (A) registered in the name of the Agent, (B) payable to the order of the Agent, or (C) specially indorsed to the Agent by an effective indorsement and has not been indorsed to the securities intermediary or in blank.
10. With respect to Pledged Collateral that constitute uncertificated securities (other than securities entitlements), either:
(a) the Borrower has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest granted in the Pledged Collateral to the Agent for the benefit of the Secured Parties to the extent such security interest may be perfected by the filing of financing statements under the UCC; or
(b) each issuer of any Pledged Collateral that constitutes an uncertificated security has registered the Agent as the registered owner; or
(c) the Custodian, who is not a securities intermediary, has become the registered owner of such uncertificated security on behalf of the Agent, and has acknowledged in writing that it holds for the Agent; or
(d) the Borrower is the registered owner of such uncertificated security and each issuer of such uncertificated securities has agreed in writing that it will comply with instructions originated by the Agent without further consent by the Borrower.
Priority
11. No Other Grants. Other than the security interest granted to the Agent for the benefit of the Secured Parties pursuant to the Agreement and other than with respect to Permitted Liens, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Pledged Collateral. The Borrower has not authorized the filing of, or is not aware of any financing statements against the Borrower that include a description of collateral covering the Pledged Collateral other than any financing statement relating to the security interest granted to the Agent for the benefit of the Secured Parties under the Agreement or that has been terminated.
12. No Filings. The Borrower is not aware of any judgment, ERISA or tax lien filings against the Borrower.
13. No Pledge or Assignment. None of the certificated securities that constitute or evidence the Pledged Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Secured Parties.
14. Collateral Account in Name of the Borrower. The Collateral Account is not in the name of any person other than the Borrower. The Borrower has not granted to the securities intermediary of the Collateral Account the power to comply with entitlement orders of any person other than the Agent on behalf of the Secured Parties.
15. Survival of Perfection Representations. Notwithstanding any other provision of this Agreement or any other Loan Document, the Perfection Representations, Warranties and Covenants contained in this Exhibit E shall be continuing, and remain in full force and effect (notwithstanding any termination of the Total Commitments or any replacement of the Borrower or termination of the Borrower’s rights to act as such) until such time as all obligations under Agreement have been finally and fully paid and performed.
16. No Waiver. The parties to this Agreement: (a) shall not, without obtaining a confirmation of the then-current rating of the Commercial Paper Notes (as defined below), waive any of the Perfection Representations, Warranties and Covenants; (b) shall provide the Ratings

Agencies with prompt written notice of any breach of the Perfection Representations, Warranties and Covenants and shall not, without obtaining a confirmation of the then-current rating of the Commercial Paper Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations, Warranties and Covenants. “Commercial Paper Notes” means promissory notes issued or to be issued by the Conduit Lender to fund its Advances or investments in other financial assets.
17. Borrower to Maintain Perfection and Priority. The Borrower covenants that, in order to evidence the interests of the Agent under the Agreement, the Borrower shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph 17) as may be necessary or advisable (including, without limitation, such actions as are requested by the Agent) to maintain and perfect, as a first priority interest, the Agent’s security interest for the benefit of the Secured Parties in the Pledged Collateral. The Borrower shall, from time to time and within the time limits established by law, prepare and present to the Agent for the Agent to authorize (based in reliance on the opinion of counsel hereinafter provided for) the Borrower to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Agent’s security interest for the benefit of the Secured Parties in the Pledged Collateral as a first-priority interest (each a “Filing”). The Borrower shall present each such Filing to the Agent together with (x) an opinion of counsel to the effect that such Filing satisfies the requirements for a Filing of such type under the UCC in the applicable jurisdiction (or if the UCC does not apply, the applicable statute governing the perfection of security interests), and (y) a form of authorization for the Agent’s signature. Upon receipt of such opinion of counsel and form of authorization, the Agent shall promptly authorize in writing the Borrower to, and Borrower shall, effect such Filing under the UCC without the signature of the Borrower, Agent or the Secured Parties where allowed by Applicable Law. Notwithstanding anything else in this Agreement to the contrary, the Borrower shall not have any authority to effect a Filing without obtaining written authorization from the Agent in accordance with this paragraph 17.

EXHIBIT F
FORM OF JOINDER AGREEMENT
     Reference is made to the that certain Amended and Restated Credit Agreement dated as of October 7, 2008 (as amended, modified or restated from time to time, the “Credit Agreement”) among HIGHLAND FLOATING RATE ADVANTAGE FUND (together with its permitted successors and assigns, the “Borrower”), the Conduit Lenders from time to time party thereto, the Secondary Lenders from time to time party thereto, the Managing Agents from time to time party thereto and THE BANK OF NOVA SCOTIA, ACTING THROUGH ITS NEW YORK AGENCY, as Agent (in such capacity, together with its successors and assigns, the “Agent”). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Credit Agreement.
     ___ (the “New Managing Agent”), ___ (the “New Conduit Lender[s]”), ___ (the “New Secondary Lender[s]”; and together with the New Managing Agent and the New Conduit Lender[s], the “New Lender Group”), the Agent and the Borrower agree as follows:
     1. Borrower has requested that the New Lender Group become a “Lender Group” under the Credit Agreement.
     2. The effective date (the “Effective Date”) of this Joinder Agreement shall be the later of (i) the date on which a fully executed copy of this Joinder Agreement is delivered to the Agent and (ii) the date of this Joinder Agreement.
     3. By executing and delivering this Joinder Agreement, each of the New Managing Agent, the New Conduit Lender[s] and the New Secondary Lender[s] (i) confirms that it has received a copy of the Credit Agreement and such Program Documents and other documents and information requested by it, and that it has, independently and without reliance upon Borrower, any Lender, any Managing Agent or the Agent, and based on such documentation and information as it has deemed appropriate, made its own decision to enter into this Joinder Agreement; (ii) agrees that it shall, independently and without reliance upon Borrower, any Lender, any Managing Agent or the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and any of the Program Documents; (iii) appoints and authorizes the Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement and the Program Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it shall perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Managing Agent, Conduit Lender and Secondary Lender, respectively; (v) specifies as its address for notices the office set forth beneath its name on the signature pages of this Joinder Agreement; (vi) attaches the forms prescribed by the Internal Revenue Service of the United States required under Section 9.03 of the Credit Agreement and (vii), in the case of the New Conduit Lender[s] and the New Secondary Lender[s], appoints and authorizes the New Managing Agent as its Managing Agent to take such action as a managing agent on its behalf and to exercise such powers under the Credit Agreement, as are delegated to the Managing Agents by the terms thereof.

     4. On the Effective Date of this Joinder Agreement, each of the New Managing Agent, the New Conduit Lender[s] and the New Secondary Lender[s] shall join in and be a party to the Credit Agreement and, to the extent provided in this Joinder Agreement, shall have the rights and obligations of a Managing Agent, a Conduit Lender and a Secondary Lender, respectively, under the Credit Agreement.
     5. This Joinder Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     6. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule I hereto.
* * * * *

Schedule I
to
Joinder Agreement
Dated ___ ___, 20___
Section 1.
The “Secondary Lender Commitment[s]” with respect to the New Secondary Lender[s] [is][are]:

[New Secondary Lender]	$[___]
Section 2.
The “Group Advance Limit” with respect to the New Lender Group is $[___].

NEW CONDUIT LENDER[S]:	[NEW CONDUIT LENDER]
By:
Name:
Title:

Address for notices: [Address]

NEW SECONDARY LENDER[S]:	[NEW SECONDARY LENDER]
By:
Name:
Title:

Address for notices: [Address]

NEW MANAGING AGENT:	[NEW MANAGING AGENT]
By:
Name:
Title:

Address for notices: [Address]

Consented to this ___ day of ___________, 20__ by:
THE BANK OF NOVA SCOTIA, ACTING THROUGH
ITS NEW YORK AGENCY,
as Agent

By:
Name:
Title:

HIGHLAND FLOATING RATE ADVANTAGE FUND,
as Borrower

By:
Name:
Title:

F-4